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                                HYBRID NETWORKS, INC.


                             LOAN AND SECURITY AGREEMENT

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                                  TABLE OF CONTENTS

                                                                            Page

1.  DEFINITIONS AND CONSTRUCTION............................................  1
    1.1  Definitions........................................................  1
    1.2  Accounting and Other Terms.........................................  8

2.  LOAN AND TERMS OF PAYMENT...............................................  8
    2.1  Revolving Advances.................................................  8
    2.2  Overadvances.......................................................  9
    2.3  Interest Rates, Payments, and Calculations.........................  9
    2.4  Crediting Payments................................................. 10
    2.5  Fees............................................................... 10
    2.6  Additional Costs................................................... 10

3.  CONDITIONS OF CREDIT EXTENSIONS......................................... 10
    3.1  Conditions Precedent to Initial Credit Extension................... 10
    3.2  Conditions Precedent to all Credit Extensions...................... 11

4.  CREATION OF SECURITY INTEREST........................................... 11
    4.1  Grant of Security Interest......................................... 11
    4.2  Delivery of Additional Documentation Required...................... 11
    4.3  Right to Inspect................................................... 12

5.  REPRESENTATIONS AND WARRANTIES.......................................... 12
    5.1  Due Organization and Qualification................................. 12
    5.2  Due Authorization; No Conflict..................................... 12
    5.3  No Prior Encumbrances.............................................. 12
    5.4  Bona Fide Eligible Accounts........................................ 12
    5.5  Merchantable Inventory............................................. 12
    5.6  Name; Location of Chief Executive Office........................... 12
    5.7  Litigation......................................................... 13
    5.8  No Material Adverse Change in Financial Statements................. 13
    5.9  Solvency........................................................... 13
    5.10 Regulatory Compliance.............................................. 13
    5.11 Environmental Condition............................................ 13
    5.12 Taxes.............................................................. 14
    5.13 Subsidiaries....................................................... 14
    5.14 Government Consents................................................ 14
    5.15 Full Disclosure.................................................... 14

6.  AFFIRMATIVE COVENANTS................................................... 14
    6.1  Good Standing...................................................... 14
    6.2  Government Compliance.............................................. 14
    6.3  Financial Statements, Reports, Certificates........................ 15
    6.4  Inventory; Returns................................................. 15
    6.5  Taxes.............................................................. 15
    6.6  Insurance.......................................................... 16
    6.7  Principal Depository............................................... 16
    6.8  Quick Ratio........................................................ 16
    6.9  Tangible Net Worth................................................. 16
    6.10 Debt Net Worth..................................................... 16
    6.11 Profitability...................................................... 17


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    6.12 Further Assurances................................................. 17

7.  NEGATIVE COVENANTS...................................................... 17
    7.1  Dispositions....................................................... 17
    7.2  Changes in Business, Ownership, Management or Business Locations... 17
    7.3  Mergers or Acquisitions............................................ 17
    7.4  Indebtedness....................................................... 17
    7.5  Encumbrances....................................................... 18
    7.6  Distributions...................................................... 18
    7.7  Investments........................................................ 18
    7.8  Transactions with Affiliates....................................... 18
    7.9  Subordinated Debt.................................................. 18
    7.10 Compliance......................................................... 18

8.  EVENTS OF DEFAULT....................................................... 18
    8.1  Payment Default.................................................... 19
    8.2  Covenant Default................................................... 19
    8.3  Material Adverse Change............................................ 19
    8.4  Attachment......................................................... 19
    8.5  Insolvency......................................................... 19
    8.6  Other Agreements................................................... 20
    8.7  Subordinated Debt.................................................. 20
    8.8  Judgments.......................................................... 20
    8.9  Misrepresentations................................................. 20

9.  BANK'S RIGHTS AND REMEDIES.............................................. 20
    9.1  Rights and Remedies................................................ 20
    9.2  Power of Attorney.................................................. 21
    9.3  Accounts Collection................................................ 22
    9.4  Bank Expenses...................................................... 22
    9.5  Bank's Liability for Collateral.................................... 22
    9.6  Remedies Cumulative................................................ 22
    9.7  Demand; Protest.................................................... 22

10. NOTICES................................................................. 23

11. CHOICE OF LAW AND VENUE................................................. 23

12. GENERAL PROVISIONS...................................................... 23
    12.1 Successors and Assigns............................................. 23
    12.2 Indemnification.................................................... 24
    12.3 Time of Essence.................................................... 24
    12.4 Severability of Provisions......................................... 24
    12.5 Amendments in Writing, Integration................................. 24
    12.6 Counterparts....................................................... 24
    12.7 Survival........................................................... 24
    12.8 Confidentiality.................................................... 24


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    This LOAN AND SECURITY AGREEMENT is entered into as of October 16, 1997, by and between VENTURE BANKING GROUP, a division of Cupertino National Bank ("Bank") and HYBRID NETWORKS, INC. ("Borrower").

                                       RECITALS

    Borrower wishes to obtain credit from time to time from Bank, and Bank desires to extend credit to Borrower. This Agreement sets forth the terms on which Bank will advance credit to Borrower, and Borrower will repay the amounts owing to Bank.

                                      AGREEMENT

    The parties agree as follows:

    1.   DEFINITIONS AND CONSTRUCTION

         1.1   Definitions.

              As used in this Agreement, the following terms shall have the following definitions:

              "Accounts" means all presently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to Borrower arising out of the sale or lease of goods (including, without limitation, the licensing of software and other technology) or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower's Books relating to any of the foregoing.

              "Advance" or "Advances" means a cash advance under the Committed Revolving Line.

              "Affiliate" means, with respect to any Person, any Person that owns or controls directly or indirectly such Person, any Person that controls or is controlled by or is under common control with such Person, and each of such Person's senior executive officers, directors, partners and, for any Person that is a limited liability company, such Persons, managers and members, provided that for purposes of this Agreement, with respect to Borrower, Affiliate shall mean only Borrower, Borrower's Subsidiaries and each of Borrower's and its Subsidiaries senior executive officers, directors, partners and for any subsidiary that is a limited liability company, such Subsidiary's managers and members.

              "Bank Expenses" means all: reasonable costs or expenses (including reasonable attorneys' fees and expenses) incurred in connection with the preparation and negotiation of the Loan Documents not to exceed $6,000 without the prior consent of Borrower; and Bank's reasonable attorneys' fees and expenses incurred in amending, enforcing or defending the Loan Documents (including fees and expenses of appeal or review, or those incurred in any Insolvency Proceeding), whether or not suit is brought.

              "Borrower's Books" means all of Borrower's books and records including without limitation: ledgers; records concerning Borrower's assets or liabilities, the Collateral, business operations or financial condition; and all computer programs, or tape files, and the equipment (except Equipment that Borrower does not own, which Equipment Borrower leases from third parties), containing such information.


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              "Borrowing Base" means an amount equal to seventy-five percent
(75%) of Eligible Accounts as determined by Bank with reference to the most recent Borrowing Base Certificate delivered by Borrower.

              "Business Day" means any day that is not a Saturday, Sunday, or other day on which banks in the State of California are authorized or required to close.

              "Closing Date" means the date of this Agreement.

              "Code" means the California Uniform Commercial Code.

              "Collateral" means the property described on Exhibit A attached hereto.

              "Committed Revolving Line" means a credit extension of up to Four Million Dollars ($4,000,000).

              "Contingent Obligation" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any indebtedness, lease, dividend, letter of credit or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit issued for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term "Contingent Obligation" shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

              "Copyrights" means any and all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held.

              "Credit Extension" means each Advance or any other extension of credit by Bank for the benefit of Borrower hereunder.

              "Current Assets" means, as of any applicable date, all amounts that should, in accordance with GAAP, be included as current assets on the consolidated balance sheet of Borrower and its Subsidiaries on a separate company basis as at such date.

              "Current Liabilities" means, as of any applicable date, all amounts that should, in accordance with GAAP, be included as current liabilities on the consolidated balance sheet of Borrower and its Subsidiaries on a separate company basis, as at such date, plus, to the extent not already included therein, all outstanding Credit Extensions made under this Agreement, including all Indebtedness that is payable upon demand or within one year from the date of determination thereof unless such Indebtedness is renewable or extendable at the option of Borrower or any Subsidiary to a date more than one year from the date of determination, but excluding Subordinated Debt.

              "Default Rate" has the meaning assigned in Section 2.3(b).


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              "Eligible Accounts" means those Accounts that arise in the ordinary course of Borrower's business that comply with all of Borrower's representations and warranties to Bank set forth in Section 5.4; provided, that standards of eligibility may be fixed and revised from time to time by Bank in Bank's reasonable judgment and upon notification thereof to Borrower in accordance with the provisions hereof. Unless otherwise agreed to by Bank in writing, Eligible Accounts shall not include the following:

              (a) Accounts that the account debtor has failed to pay within ninety (90) days of invoice date;

              (b) Accounts with respect to an account debtor, fifty percent (50%) of whose Accounts the account debtor has failed to pay within ninety
(90) days of invoice date;

              (c) Accounts with respect to an account debtor, including Affiliates, whose total obligations to Borrower exceed thirty percent (30%) of the total of all Accounts but only to the extent that such obligations exceed 30% of all Accounts, except as approved in writing by Bank or except as set forth on the Schedule;

              (d) Accounts with respect to which the account debtor does not have its principal place of business in the United States;

              (e) Accounts with respect to which the account debtor is a federal, state or local governmental entity or any department, agency, or instrumentality thereof;

              (f) Accounts with respect to which Borrower is liable to the account debtor, but only to the extent of any amounts owing to the account debtor (sometimes referred to as "contra" accounts, e.g. accounts payable, customer deposits, credit accounts, etc.) or except as set forth on the Schedule;

              (g) Accounts generated by demonstration or promotional equipment, or with respect to which goods are placed on consignment, guaranteed sale, sale or return, sale on approval, bill and hold, or progress billings, or other terms by reason of which the payment by the account debtor may be conditional;

              (h) Accounts with respect to which the account debtor is an Affiliate, officer, employee, or agent of Borrower or except as set forth on the Schedule;

              (i) Accounts with respect to which the account debtor disputes liability or makes any claim with respect thereto as to which Bank believes, in its sole discretion, that there may be a basis for dispute (but only to the extent of the amount subject to such dispute or claim), or is subject to any Insolvency Proceeding, or becomes insolvent, or goes out of business;

              (j) Accounts owing from distributors that have not been pre-approved by Bank or except as set forth on the Schedule; and

              (k) Accounts the collection of which Bank reasonably determines to be doubtful.

              "Eligible Foreign Accounts" means Accounts with respect to which the account debtor does not have its principal place of business in the United States and that Bank approves on a case-by-case basis. (Bank acknowledges approving Accounts owing by entities listed in the Schedule, that are otherwise Eligible Accounts.)


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              "Equipment" means all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest, except Equipment that Borrower does not own, which Equipment Borrower leases from third parties.

              "Equity Event" means the receipt by Borrower of not less than Thirty Two Million Dollars ($32,000,000) from the sale or issuance of its equity securities in its initial public offering.

              "ERISA" means the Employment Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

              "GAAP" means generally accepted accounting principles as in effect in the United States from time to time.

              "Indebtedness" means (a) all indebtedness for borrowed money or the deferred purchase price of property or services, including without limitation reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations and (d) all Contingent Obligations.

              "Insolvency Proceeding" means any proceeding commenced by or against any person or entity under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief for creditors.

              "Intellectual Property Collateral" means all of Borrower's right, title and interest in and to the following:

              (a)  Copyrights, Trademarks and Patents;

              (b) Any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held;

              (c) Any and all design rights which may be available to Borrower now or hereafter existing, created, acquired or held;

              (d) Any and all claims for damages by way of past, present and future infringement of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;

              (e) All licenses or other rights to use any of the Copyrights, Patents, or Trademarks and all license fees and royalties arising from such use to the extent permitted by such license or rights (subject to the exclusions set forth in the last paragraph of Exhibit A attached hereto);

              (f) All amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents; and

              (g) All proceeds and products of the foregoing, including without limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.


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              "Inventory" means all present and future inventory in which
Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or at any time hereafter owned by or in the custody or possession, actual or constructive, of Borrower, including such inventory as is temporarily out of its custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any non-negotiable documents of title representing any of the above.

              "Investment" means any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

              "IRC" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

              "Lien" means any mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

              "Loan Documents" means, collectively, this Agreement, any note or notes executed by Borrower, in favor of Bank, and any other present or future agreement entered into between Borrower and/or for the benefit of Bank in connection with this Agreement, all as amended, extended or restated from time to time.

              "Material Adverse Effect" means a material adverse effect on
(i) the business operations or condition (financial or otherwise) of Borrower and its Subsidiaries taken as a whole or (ii) the ability of Borrower to repay the Obligations or otherwise perform its obligations under the Loan Documents.

              "Negotiable Collateral" means all of Borrower's present and future letters of credit of which it is a beneficiary, notes, drafts, instruments, securities, negotiable documents of title, and chattel paper.

              "Obligations" means all debt, principal, interest, Bank Expenses and other amounts owed to Bank by Borrower pursuant to this Agreement or any other agreement, whether absolute or contingent, due or to become due, now existing or hereafter arising, including any interest that accrues after the commencement of an Insolvency Proceeding and including any debt, liability, or obligation owing from Borrower to others that Bank may have obtained by assignment or otherwise.

              "Patents" means all patents, patent applications and like protections, including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same, now or hereafter existing, created or acquired.

              "Payment Date" means the fifteenth (15th) day of each month, commencing on the first such date after the Closing Date and ending on the Revolving Maturity Date.

              "Permitted Indebtedness" means:

              (a) Indebtedness of Borrower in favor of Bank arising under this Agreement or any other Loan Document;

              (b) Indebtedness existing on the Closing Date and disclosed in the Schedule;

              (c)  Subordinated Debt;


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              (d)  Indebtedness to trade creditors incurred in the ordinary course of business; and

              (e)  Indebtedness secured by Permitted Liens.

              (f) Any renewal, extension or refinancing of any Indebtedness described in clauses (a) through (e), above provided the terms of such renewal, extension or refinancing are not more burdensome than the original Indebtedness and the principal amount of such renewal, extension or refinancing does not exceed the principal amount of the original Indebtedness.

              "Permitted Investment" means:

              (a) Investments existing on the Closing Date disclosed in the Schedule;

              (b) Investments in: (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one (1) year from the date of acquisition thereof, (ii) commercial paper maturing no more than one (1) year from the date of creation thereof and currently having the rating of A or higher from either Standard & Poor's Corporation or Moody's Investors Service, Inc., (iii) certificates of deposit maturing no more than one (1) year from the date of investment therein issued by Bank, or, as to such certificates of deposit held by Bank of America, for thirty (30) days after the Closing Date, and (iv) investments in securities issued by wholly-owned Subsidiaries of Borrower;

              (c) Investments consisting of (i) travel advances, employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of Borrower or its Subsidiaries pursuant to employee stock purchase plans or agreements approved by Borrower's Board of Directors;

              (d) Investments (including debt obligations) received in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business; and

              (e) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions to, customers and suppliers who are not Affiliates, in the ordinary course of business; provided that this paragraph
(e) shall not apply to Investments by Borrower in any Subsidiary.

              "Permitted Liens" means the following:

              (a) Any Liens existing on the Closing Date and disclosed in the Schedule (including the Lien of London Pacific Life and Annuity Company or its assigns) or arising under this Agreement or the other Loan Documents;

              (b) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings and as to which adequate reserves are maintained on Borrower's Books in accordance with GAAP, provided the same have no priority over any of Bank's security interests;

              (c) Liens (i) upon or in any Equipment acquired or held by Borrower or any of its Subsidiaries to secure the purchase price of such Equipment or indebtedness incurred solely for the purpose of financing the acquisition of such Equipment, or (ii) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment;


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              (d)  Liens that are not prior to the Lien of Bank which
constitute rights of set-off of a customary nature or banker's Liens with respect to amounts on deposit, whether arising by operation of law or by contract, in connection with arrangement entered into with banks in the ordinary course of business;

              (e) Liens on insurance proceeds in favor of insurance companies granted solely as security for financed premiums;

              (f) Liens related to leases or subleases and licenses or sublicenses granted to others in the ordinary course of Borrower's business not interfering in any material respect with the business of Borrower and its Subsidiaries taken as a whole, and any interest or title of a lessor, licensor or under any lease or license, provided that such leases, subleases, licenses and sublicenses do not prohibit the grant of the security interest granted hereunder (subject to the exclusions set forth in the last paragraph of Exhibit A attached hereto); and

              (g) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (a) through (c) and (e) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien (or proceeds of such property) and the principal amount of the indebtedness being extended, renewed or refinanced does not increase.

              "Person" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency.

              "Prime Rate" means the variable rate of interest, per annum, most recently published in the Western edition of The Wall Street Journal, as the "prime rate," whether or not such announced rate is the lowest rate available from Bank.

              "Quick Assets" means, as of any applicable date, the consolidated cash, cash equivalents, accounts receivable and investments with maturities of fewer than ninety (90) days of Borrower determined in accordance with GAAP.

              "Responsible Officer" means each of the Chief Executive Officer, the President, the Chief Financial Officer and the Controller of Borrower.

              "Revolving Maturity Date" means the date immediately preceding the first anniversary of the Closing Date.

              "Schedule" means the schedule of exceptions attached hereto, if any.

              "Subordinated Debt" means any debt incurred by Borrower that is subordinated to the debt owing by Borrower to Bank on terms acceptable to Bank (and identified as being such by Borrower and Bank).

              "Subsidiary" means with respect to any Person, corporation, partnership, company association, joint venture, or any other business entity of which more than fifty percent (50%) of the voting stock or other equity interests is owned or controlled, directly or indirectly, by such Person or one or more Affiliates of such Person.

              "Tangible Net Worth" means, as of any applicable date, the consolidated total assets of Borrower and its Subsidiaries minus, without duplication, (i) the sum of any amounts attributable to (a) goodwill, (b) intangible items such as unamortized debt discount and expense,


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patents, trade and service marks and names, copyrights and research and development expenses except prepaid expenses, and (ii) Total Liabilities of Borrower and its Subsidiaries.

              "Total Liabilities" means, as of any applicable date, all obligations that should, in accordance with GAAP, be classified as liabilities on the consolidated balance sheet of Borrower on a separate company basis, including in any event all Indebtedness.

              "Trademarks" means any trademark and service mark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks now or hereafter existing, created or acquired.

        1.2  Accounting and Other Terms.

              All accounting terms not specifically defined herein shall be construed in accordance with GAAP and all calculations and determinations made hereunder shall be made in accordance with GAAP. When used herein, the term "financial statements" shall refer to the financial statements of Borrower prepared on a separate company basis and shall include the notes and schedules thereto. The terms "including" / "includes" shall always be read as meaning "including (or includes) without limitation," when used herein or in any other Loan Document.

    2.  LOAN AND TERMS OF PAYMENT

        2.1  Revolving Advances

                   (a) Subject to and upon the terms and conditions of this Agreement, Bank agrees to make Advances to Borrower in an aggregate outstanding amount not to exceed the lesser of the Committed Revolving Line or the Borrowing Base, less in each case the face amount of any outstanding Letters of Credit (as hereafter defined), including drawn but unreimbursed Letters of Credit. Subject to the terms and conditions of this Agreement, amounts borrowed pursuant to this Section 2.1 may be repaid and reborrowed at any time prior to the Revolving Maturity Date.

                   (b) Whenever Borrower desires an Advance, Borrower will notify Bank by facsimile transmission or telephone no later than 3:00 p.m. Pacific time, on the Business Day that the Advance is to be made. Each such notification shall be promptly confirmed by a Payment/Advance Form in substantially the form of Exhibit B hereto. Bank is authorized to make Advances under this Agreement, based upon instructions received from a Responsible Officer or a designee of a Responsible Officer. Bank shall be entitled to rely on any telephonic notice given by a person who Bank reasonably believes to be a Responsible Officer or a designee thereof, and Borrower shall indemnify and hold Bank harmless for any damages or loss suffered by Bank as a result of such reliance. Bank will credit the amount of Advances made under this Section 2.1 to Borrower's deposit account. Borrower shall deliver to Bank a promissory note in substantially the form of Exhibit C.

                   (c) The Committed Revolving Line shall terminate on the Revolving Maturity Date, at which time all Advances under this Section 2.1 shall be immediately due and payable.

        2.1.1    Letters of Credit.

                   (a) Subject to the terms and conditions of this Agreement, Bank agrees to issue or cause to be issued letters of credit ("Letters of Credit") for the account of Borrower in an aggregate outstanding face amount not to exceed the lesser of the Committed Revolving Line or the Borrowing Base, minus in each case the outstanding Advances, and in any case not to exceed Two Million Five Hundred Thousand Dollars ($2,500,000). Each Letter of Credit shall have an expiry date


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no later than one hundred eighty (180) days after the Revolving Maturity
Date, provided that Borrower's Letter of Credit reimbursement obligation shall be secured by cash on terms acceptable to Bank at any time after the Revolving Maturity Date if the term of this Agreement is not extended by Bank. All Letters of Credit shall be, in form and substance, acceptable to Bank in its sole discretion and shall be subject to the terms and conditions of Bank's form of standard Application and Letter of Credit Agreement, including without limitation an issuance fee equal to two percent (2%) of the face amount of each Letter of Credit.

                   (b) The obligation of Borrower to immediately reimburse Bank for drawings made under Letters of Credit shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement and such Letters of Credit, under all circumstances whatsoever. Borrower shall indemnify, defend, protect and hold Bank harmless from any loss, cost, expense or liability, including, without limitation, reasonable attorneys' fees, arising out of or in connection with any Letters of Credit.

                   (c) Borrower may request that Bank issue a Letter of Credit payable in a currency other than United States Dollars. If a demand for payment is made under any such Letter of Credit, Bank shall treat such demand as an Advance to Borrower of the equivalent of the amount thereof (plus cable charges) in United States currency at the then prevailing rate of exchange in San Francisco, California, for sales of that other currency for cable transfer to the country of which it is the currency.

                   (d) Upon the issuance of any Letter of Credit payable in a currency other than United States Dollars, Bank shall create a reserve under the Revolving Committed Line for Letters of Credit against fluctuations in currency exchange rates, in an amount equal to ten percent (10%) of the face amount of such Letter of Credit. The amount of such reserve may be amended by Bank from time to time to account for fluctuations in the exchange rate. The availability of funds under the Committed Revolving Line shall be reduced by the amount of such reserve for so long as such Letter of Credit remains outstanding. If a hedge for a currency exchange rate is in place for any Letter of Credit, no reserve shall be required for such Letter of Credit.

        2.2   Overadvances.

              If, at any time or for any reason, the amount of Obligations owed by Borrower to Bank pursuant to Section 2.1 of this Agreement is greater than the lesser of (i) the Committed Revolving Line or (ii) the Borrowing Base, Borrower shall immediately pay to Bank, in cash, the amount of such excess.

        2.3   Interest Rates, Payments, and Calculations.

              (a) Interest Rate. Except as set forth in Section 2.3(b), any Advances shall bear interest on the average daily balance thereof, at a per annum rate equal to the Prime Rate.

              (b) Default Rate. All Obligations shall bear interest, from and after the occurrence and continuance of an Event of Default, at a rate equal to five (5) percentage points above the interest rate applicable immediately prior to the occurrence of the Event of Default.

              (c) Payments. Interest hereunder shall be due and payable on each Payment Date. Borrower hereby authorizes Bank to debit any accounts with Bank, including, without limitation, Account Number for payments of principal and interest due on the Obligations and any other amounts owing by Borrower to Bank. Bank will notify Borrower of all debits which Bank has made against Borrower's accounts. Any such debits against Borrower's accounts in no way shall be deemed a set-off. Any interest not paid when due shall be compounded by becoming a part of the Obligations, and such interest shall thereafter accrue interest at the rate then applicable hereunder.

              (d) Computation. In the event the Prime Rate is changed from time to time hereafter, the applicable rate of interest hereunder shall be increased or decreased effective as of 12:01 a.m. on the day the Prime Rate is changed, by an amount equal to such change in the Prime Rate. All interest chargeable under the Loan Documents shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed.

        2.4   Crediting Payments.

              Prior to the occurrence and during the continuance of an Event of Default, Bank shall credit a wire transfer of funds, check or other item of payment to such deposit account or Obligation as Borrower specifies.
After the occurrence and continuance of an Event of Default, the receipt by Bank of any wire transfer of funds, check, or other item of payment, whether directed to Borrower's deposit account with Bank or to the Obligations or otherwise, shall be immediately applied to conditionally reduce Obligations, but shall not be considered a payment in respect of the Obligations unless such payment is of immediately available federal funds or unless and until such check or other item of payment is honored when presented for payment. Notwithstanding anything to the contrary contained herein, any wire transfer or payment received by Bank after 12:00 noon Pacific time shall be deemed to have been received by Bank as of the opening of business on the immediately following Business Day. Whenever any payment to Bank under the Loan Documents would otherwise be due (except by reason of acceleration) on a date that is not a Business Day, such payment shall instead be due on the next Business Day, and additional fees or interest, as the case may be, shall accrue and be payable for the period of such extension.

        2.5   Fees.

              Borrower shall pay to Bank the following:

              (a) Facility Fee. A Facility Fee equal to Twenty Thousand Dollars ($20,000), which fee shall be due on the Closing Date and shall be fully earned and non-refundable;

              (b) Financial Examination and Appraisal Fees. Bank's customary fees and out-of-pocket expenses for Bank's audits of Borrower's Accounts, not to exceed Seven Hundred and Fifty Dollars ($750) per audit, and for each appraisal of Collateral and financial analysis and examination of Borrower performed from time to time by Bank or its agents, provided that such audits will be conducted no more often than every six months unless an Event of Default has occurred and is continuing and such appraisals of collateral and financial analysis shall be conducted only upon the occurrence and during the continuance of an Event of Default.

              (c) Bank Expenses. Upon demand from Bank, including, without limitation, upon the date hereof, all Bank Expenses incurred through the date hereof, including reasonable attorneys' fees and expenses without Borrower's prior consent, and, after the date hereof, all Bank Expenses, including reasonable attorneys' fees and expenses, as and when they become due.

        2.6   Additional Costs.

              In case any law, regulation, treaty or official directive or the interpretation or application thereof by any court or any governmental authority charged with the administration thereof or the compliance with any guideline or request of any central bank or other governmental authority (whether or not having the force of law):

              (a) subjects Bank to any tax with respect to payments of principal or interest or any other amounts payable hereunder by Borrower or otherwise with respect to the transactions contemplated hereby (except for taxes on the overall net income of Bank imposed by the United States of America or any State or any political subdivision thereof);

              (b) imposes, modifies or deems applicable any deposit insurance, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, or loans by, Bank; or

              (c) imposes upon Bank any other condition with respect to its performance under this Agreement,

and the result of any of the foregoing is to increase the cost to Bank, reduce the income receivable by Bank or impose any expense upon Bank with respect the Obligations, Bank shall notify Borrower thereof. Borrower agrees to pay to Bank the amount of such increase in cost, reduction in income or additional expense as and when such cost, reduction or expense is incurred or determined, upon presentation by Bank of a statement of the amount and setting forth Bank's calculation thereof, all in reasonable detail, which statement shall be deemed true and correct absent manifest error.

         2.7  Term.

              Except as otherwise set forth herein, this Agreement shall become effective on the Closing Date and, subject to Section 12.7, shall continue in full force and effect for a term ending on the Revolving Maturity Date. Notwithstanding the foregoing, Bank shall have the right to terminate its obligation to make Credit Extensions under this Agreement immediately and without notice upon the occurrence and during the continuance of an Event of Default. Notwithstanding termination of this Agreement, Bank's lien on the Collateral shall remain in effect for so long as any Obligations are outstanding.

    3.   CONDITIONS OF CREDIT EXTENSIONS

         3.1  Conditions Precedent to Initial Credit Extension.

              The obligation of Bank to make the initial Credit Extension is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, the following:

              (a)  this Agreement;

              (b) a certificate of the Secretary of Borrower with respect to articles, bylaws, incumbency and resolutions authorizing the execution and delivery of this Agreement;

              (c)  agreement to provide insurance;

              (d) payment of the fees and Bank Expenses then due specified in Section 2.5 hereof;

              (e) an audit of Borrower's Accounts, the results of which shall be satisfactory to Bank;

              (f)  a financing statement (Form UCC-1);

              (g)  a warrant to purchase stock executed as of the Closing
Date;

              (h) subordination agreements with respect to the Debenture and the Subordinated Notes (as each term is defined in the Schedule) executed as of the Closing Date; and

              (i) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

         3.2  Conditions Precedent to all Credit Extensions.

              The obligation of Bank to make each Credit Extension, including the initial Credit Extension, is further subject to the following conditions:

              (a) timely receipt by Bank of the Payment/Advance Form as provided in Section 2.1; and

              (b) the representations and warranties contained in Section 5 shall be true and correct in all material respects on and as of the date of such Payment/Advance Form and on the effective date of each Credit Extension as though made at and as of each such date, and no Event of Default shall have occurred and be continuing, or would result from such Credit Extension. The making of each Credit Extension shall be deemed to be a representation and warranty by Borrower on the date of such Credit Extension as to the accuracy of the facts referred to in this Section 3.2(b).

    4.   CREATION OF SECURITY INTEREST

         4.1  Grant of Security Interest.

              Borrower grants and pledges to Bank a continuing security interest in all presently existing and hereafter acquired or arising Collateral in order to secure prompt payment of any and all Obligations and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents. Except as set forth in the Schedule and except for Permitted Liens, such security interest constitutes a valid, first priority security interest in the presently existing Collateral, and will constitute a valid, first priority security interest in Collateral acquired after the date hereof. From and after the occurrence and continuance of an Event of Default, Borrower acknowledges that Bank may place a "hold" on any Deposit Account pledged as Collateral to secure the Obligations. Notwithstanding termination of this Agreement, Bank's Lien on the Collateral shall remain in effect for so long as any Obligations are outstanding.

         4.2  Delivery of Additional Documentation Required.

              Borrower shall from time to time execute and deliver to Bank, at the request of Bank, all Negotiable Collateral, all financing statements and other documents that Bank may reasonably request, in form satisfactory to Bank, to perfect and continue perfected Bank's security interests in the Collateral and in order to fully consummate all of the transactions contemplated under the Loan Documents.

         4.3  Right to Inspect.

              Subject to Section 12.8, Bank (through any of its officers, employees, or agents) shall have the right, upon reasonable prior notice, from time to time during Borrower's usual business hours, to inspect Borrower's Books and to make copies thereof and to check, test, and appraise the Collateral in order to verify Borrower's financial condition or the amount, condition of, or any other matter relating to, the Collateral; provided, however, Bank shall have the right to appraise the Collateral only upon the occurrence and continuance of an Event of Default.

    5.   REPRESENTATIONS AND WARRANTIES

         Except as set forth in the Schedule, Borrower represents and warrants as follows:

         5.1  Due Organization and Qualification.

              Borrower and each Subsidiary is a corporation duly existing and in good standing under the laws of its state of incorporation and qualified and licensed to do business in, and is in good standing in, any state in which the conduct of its business or its ownership of property requires that it be so qualified, except for states as to which any failure to so qualify would not have a Material Adverse Effect.

         5.2  Due Authorization; No Conflict.

              The execution, delivery, and performance of the Loan Documents are within Borrower's corporate powers, have been duly authorized, and are not in conflict with nor constitute a breach of any provision contained in Borrower's Certificate of Incorporation or Bylaws, nor will they constitute an event of default under any material agreement to which Borrower is a party or by which Borrower is bound. Borrower is not in default under any agreement to which it is a party or by which it is bound, which default would reasonably be expected to have a Material Adverse Effect.

         5.3  No Prior Encumbrances.

              Borrower has good and indefeasible title to the Collateral, free and clear of Liens, except for Permitted Liens.

         5.4  Bona Fide Eligible Accounts.

              The Eligible Accounts are bona fide existing obligations. The service or property giving rise to such Eligible Accounts has been performed or delivered to the account debtor or to the account debtor's agent for immediate shipment to and unconditional acceptance by the account debtor. Borrower has not received notice of actual or imminent Insolvency Proceeding of any account debtor whose accounts are included in any Borrowing Base Certificate as an Eligible Account.

         5.5  Merchantable Inventory.

              All Inventory is in all material respects of good and marketable quality, free from all material defects.

         5.6  Name; Location of Chief Executive Office.

              Except as disclosed in the Schedule, Borrower has not done business and will not, without at least thirty (30) days prior written notice to Bank, do business under any name other than that specified on the signature page hereof. The chief executive office of Borrower is located at the address indicated in Section 10 hereof.

         5.7  Litigation.

              Except as set forth in the Schedule, there are no actions or proceedings pending or, to Borrower's knowledge, threatened by or against Borrower or any Subsidiary before any court or administrative agency in which an adverse decision could have a Material Adverse Effect or a material adverse effect on Borrower's interest or Bank's security interest in the Collateral.

         5.8  No Material Adverse Change in Financial Statements.

              All consolidated financial statements related to Borrower and any Subsidiary that have been delivered by Borrower to Bank fairly present in all material respects Borrower's consolidated financial condition as of the date thereof and Borrower's consolidated results of operations for the period then ended. There has not been a material adverse change in the consolidated financial condition of Borrower since the date of the most recent of such financial statements submitted to Bank on or about the Closing Date.

         5.9  Solvency.

              Borrower is solvent and Borrower is able to pay its debts (including trade debts) as they mature.

         5.10 Regulatory Compliance.

              Borrower and each Subsidiary has met the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. No event has occurred resulting from Borrower's failure to comply with ERISA that is reasonably likely to result in Borrower's incurring any liability that could have a Material Adverse Effect. Borrower is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940. Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations G, T and U of the Board of Governors of the Federal Reserve System). Borrower has complied with all the provisions of the Federal Fair Labor Standards Act. Borrower has not violated any statutes, laws, ordinances or rules applicable to it, violation of which could reasonably be expected to have a Material Adverse Effect.

         5.11 Environmental Condition.

              None of Borrower's or any Subsidiary's properties or assets has ever been used by Borrower or any Subsidiary or, to the best of Borrower's knowledge, by previous owners or operators, in the disposal of, or to produce, store, handle, treat, release, or transport, any hazardous waste or hazardous substance other than in accordance with applicable law; to the best of Borrower's knowledge, none of Borrower's properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a hazardous waste or hazardous substance disposal site, or a candidate for closure pursuant to any environmental protection statute; no lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned by Borrower or any Subsidiary; and neither Borrower nor any Subsidiary has received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal, state or other governmental agency concerning any action or omission by Borrower or any Subsidiary resulting in the release or other disposition of hazardous waste or hazardous substances into the environment.

         5.12 Taxes.

              Borrower and each Subsidiary has filed or caused to be filed all tax returns required to be filed on a timely basis, and has paid, or has made adequate provision for the payment of, all taxes reflected therein.

         5.13 Subsidiaries.

              Borrower does not own any stock, partnership interest or other equity securities of any Person, except for Permitted Investments.

         5.14 Government Consents.

              Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all governmental authorities that are necessary for the continued operation of Borrower's business as currently conducted except where any failure to do so would not reasonably be expected to have a Material Adverse Effect.

         5.15 Full Disclosure.

              No representation, warranty or other statement made by Borrower in any certificate or written statement furnished to Bank contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading (it being recognized by Bank that the projections and forecasts provided by Borrower are not to be viewed as facts and that actual results during the period or periods covered by any such projections and forecasts may differ from the projected or forecasted results).

    6.   AFFIRMATIVE COVENANTS

         Borrower covenants and agrees that, until payment in full of all outstanding Obligations, and for so long as Bank may have any commitment to make a Credit Extension hereunder, Borrower shall do all of the following:

         6.1  Good Standing.

              Borrower shall maintain its and each of its Subsidiaries' corporate existence and good standing in its jurisdiction of incorporation and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to have a Material Adverse Effect. Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, to the extent consistent with prudent management of Borrower's business, in force all licenses, approvals and agreements, the loss of which would reasonably be expected to have a Material Adverse Effect.

         6.2  Government Compliance.

              Borrower shall meet, and shall cause each Subsidiary to meet, the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. Borrower shall comply, and shall cause each Subsidiary to comply, with all statutes, laws, ordinances and government rules and regulations to which it is subject, noncompliance with which could have a Material Adverse Effect or a material adverse effect on the Collateral or the priority of Bank's Lien on the Collateral.

         6.3  Financial Statements, Reports, Certificates.

              (a) Borrower shall deliver to Bank: (i) as soon as available, but in any event within thirty (30) days after the end of each month (and after the Equity Event, within thirty (30) days after the end of each fiscal quarter), a Borrower prepared consolidated balance sheet and income statement covering Borrower's consolidated operations during such period, in a form and certified by a Responsible Officer; (ii) as soon as available, but in any event within one hundred twenty (120) days after the end of Borrower's fiscal year, audited consolidated financial statements of Borrower prepared in accordance with GAAP, consistently applied, together with an unqualified opinion on such financial statements of an independent certified public accounting firm reasonably acceptable to Bank; (iii) within five (5) days of filing, copies of all statements, reports and notices sent or made available generally by Borrower to its security holders or to any holders of Subordinated Debt and all reports on Form 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission; (iv) promptly upon receipt of notice thereof, a report of any legal actions pending or threatened against Borrower or any Subsidiary that would reasonably be expected to result in damages or costs to Borrower or any Subsidiary of One Hundred Thousand Dollars ($100,000) or more; and (v) such budgets, sales projections, operating plans or other financial information as Bank may reasonably request from time to time.

              (b) Within thirty (30) days after the last day of each month, if Advances or Letters of Credit are outstanding under this Agreement, Borrower shall deliver to Bank a Borrowing Base Certificate signed by a Responsible Officer in substantially the form of Exhibit D hereto, together with aged listings of accounts receivable and accounts payable.

              (c) Borrower shall deliver to Bank with the monthly financial statements a Compliance Certificate signed by a Responsible Officer in substantially the form of Exhibit E hereto. After an Equity Event, the Compliance Certificate shall be submitted on a quarterly basis or within five
(5) days after filing Form 10-K with the SEC.

              (d) Bank shall have a right from time to time hereafter to audit Borrower's Accounts at Borrower's expense, provided that such audits will be conducted no more often than every six (6) months unless an Event of Default has occurred and is continuing.

         6.4  Inventory; Returns.

              Borrower shall keep all Inventory in good and marketable condition, free from all material defects. Returns and allowances, if any, as between Borrower and its account debtors shall be on the same basis and in accordance with the usual customary practices of Borrower, as they exist at the time of the execution and delivery of this Agreement. Borrower shall promptly notify Bank of all inventory related returns, and disputes and claims regarding inventory, where the inventory related return, dispute or claim involves more than One Hundred Twenty-Five Thousand Dollars ($125,000).

         6.5  Taxes.

              Borrower shall make, and shall cause each Subsidiary to make, due and timely payment or deposit of all material federal, state, and local taxes, assessments, or contributions required of it by law, and will execute and deliver to Bank, within two (2) business days after demand, appropriate certificates attesting to the payment or deposit thereof; and Borrower will make, and will cause each Subsidiary to make, timely payment or deposit of all material tax payments and withholding taxes required of it by applicable laws, including, but not limited to, those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Bank with proof satisfactory to Bank indicating that Borrower or a Subsidiary has made such payments or deposits; provided that Borrower or a Subsidiary need not make any payment or deposit if the amount or validity of such payment is (i)contested in good faith by appropriate proceedings, (ii) is reserved against (to the extent required by GAAP) by Borrower and (iii) no lien other than a Permitted Lien results.

         6.6  Insurance.

              (a) Borrower, at its expense, shall keep the Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as ordinarily insured against by other owners in similar businesses conducted in the locations where Borrower's business is conducted on the date hereof. Borrower shall also maintain insurance relating to Borrower's business in amounts and of a type that are customary to businesses similar to Borrower's.

              (b) All such policies of insurance shall be in such form, with such companies, and in such amounts as are reasonably satisfactory to Bank. All such policies of property insurance shall contain a lender's loss payable endorsement, in a form satisfactory to Bank, showing Bank as an additional loss payee thereof and all liability insurance policies shall show the Bank as an additional insured, and shall specify that the insurer must give at least twenty (20) days notice to Bank before canceling its policy for any reason. At Bank's request, Borrower shall deliver to Bank certified copies of such policies of insurance and evidence of the payments of all premiums therefor. So long as no Event of Default has occurred and is continuing, Borrower shall have the option of applying the proceeds of any casualty policy of the replacement or repair of destroyed or damaged property; provided, that after the occurrence and during the continuance of an Event of Default, all proceeds payable under any such policy shall, at the option of Bank, be payable to Bank for application to the Obligations. All proceeds payable under any such policy shall, at the option of Bank, be payable to Bank to be applied on account of the Obligations.

         6.7  Principal Depository.

              Borrower shall maintain its principal depository and operating accounts with Bank.

         6.8  Quick Ratio.

              Borrower shall maintain, as of the last day of each calendar month, beginning with the month ending October 31, 1997, a ratio of Quick Assets to Current Liabilities, of at least 1.25 to 1.0. After the Equity Event, Borrower shall maintain, as of the last day of each fiscal quarter, a ratio of Quick Assets to Current Liabilities, of at least 1.25 to 1.0.

         6.9  Tangible Net Worth.

              Borrower shall maintain, as of the last day of each calendar month, a Tangible Net Worth plus Subordinated Debt of not less than Three Million Five Hundred Thousand Dollars ($3,500,000). After the Equity Event, Borrower shall maintain, as of the last day of each fiscal quarter, a Tangible Net Worth plus Subordinated Debt of not less than Three Million Five Hundred Thousand Dollars ($3,500,000).

         6.10 Debt Net Worth.

              Borrower shall maintain as of the last day of each calendar month, beginning with the month ending October 31, 1997, a ratio of (i) Total Liabilities less Subordinated Debt to (ii) Tangible Net Worth plus Subordinated Debt of not more than 1.75 to 1.0 After the Equity Event, Borrower shall maintain as of the last day of each fiscal quarter, a ratio of Debt to Tangible Net Worth of at least 1.75 to 1.0.

         6.11 Profitability.

              Borrower may incur losses not to exceed: (i) $3,800,000 for the fiscal quarter ending September 30, 1997; (ii) $2,600,000 for the fiscal quarter ending December 31, 1997; (iii) $1,500,000 for the fiscal quarter ending March 31, 1998; and (iv) $300,000 for the fiscal quarter ending June 30, 1998.

         6.12 Registration of Intellectual Property Rights.

              (a) Borrower shall, consistent with Borrower's reasonable business practices, register or cause to be registered (to the extent not already registered) with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, those intellectual property rights listed on Exhibits A, B and C to the Intellectual Property Security Agreement delivered to Bank by Borrower in connection with this Agreement within thirty (30) days of the date of this Agreement; provided, however, Borrower shall register its pending patents as soon as is reasonably practicable, consistent with Borrower's reasonable business practices. Borrower shall, consistent with Borrower's reasonable business practices, register or cause to be registered with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, those additional intellectual property rights developed or acquired by Borrower from time to time in connection with any product prior to the sale or licensing of such product to any third party, including without limitation revisions or additions to the intellectual property rights listed on such Exhibits A, B and C.

              (b) Borrower shall execute and deliver such additional instruments and documents from time to time as Bank shall reasonably request to perfect Bank's security interest in the United States in the Intellectual Property Collateral.

              (c) Borrower shall, to the extent such Trademarks, Patents and Copyrights are material to Borrower's business as determined by Borrower's reasonable business practices (i) use commercially reasonable efforts to protect, defend and maintain the validity and enforceability of the registrations and applications for registration of the Trademarks, Patents and Copyrights, (ii) use commercially reasonable efforts to detect infringements of the Trademarks, Patents and Copyrights and promptly advise Bank in writing of material infringements detected and (iii) not allow any Trademarks, Patents or Copyrights to be abandoned, forfeited or dedicated to the public without the written consent of Bank, which shall not be unreasonably withheld, unless Borrower determines that reasonable business practices suggest that abandonment, forfeit or dedication is appropriate.

              (d) Bank shall have the right, but not the obligation, to take, at Borrower's sole expense, any actions that Borrower is required under this Section 6.12 to take but which Borrower fails to take, after fifteen
(15) days' notice to Borrower. Borrower shall reimburse and indemnify Bank for all reasonable costs and reasonable expenses incurred in the reasonable exercise of its rights under this Section 6.12.

         6.13 Further Assurances.

              At any time and from time to time Borrower shall execute and deliver such further instruments and take such further action as may reasonably be requested by Bank to effect the purposes of this Agreement.

    7.   NEGATIVE COVENANTS

         Borrower covenants and agrees that, without the prior written consent of Bank, which may be granted or withheld in Bank's sole discretion, so long as any Credit Extension hereunder shall be available and until payment in full of the outstanding Obligations or for so long as Bank may have any commitment to make any Advances, Borrower will not do any of the following:

         7.1  Dispositions.

              Except as set forth in the Schedule, convey, sell, lease, transfer or otherwise dispose of (collectively, a "Transfer"), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, other than Transfers (i) of inventory in the ordinary course of business,
(ii) of licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries in the ordinary course of business, (iii) of worn-out or obsolete Equipment, or (iv) constituting Permitted Liens.

         7.2  Changes in Business, Ownership, Management or Business
Locations.

              Engage in any business, or permit any of its Subsidiaries to engage in any business, other than the businesses currently engaged in by Borrower and its Subsidiaries and any business substantially similar or related thereto (or incidental thereto), or suffer a material change in Borrower's ownership or management other than a sale by Borrower of equity Securities of Borrower or as set forth in the Schedule. Borrower will not, without at least thirty (30) days prior written notification to Bank, relocate its chief executive office.

         7.3  Mergers or Acquisitions.

              Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with or into any other business organization, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person; provided that this
Section 7.3 shall not apply to transactions among Subsidiaries or among Borrower and its Subsidiaries in which Borrower is the surviving entity.

         7.4  Indebtedness.

              Create, incur, assume or be or remain liable with respect to any Indebtedness, or permit any Subsidiary so to do, other than Permitted Indebtedness, without Bank's prior written consent.

         7.5  Encumbrances.

              Create, incur, assume or suffer to exist any Lien with respect to any of its property, or assign or otherwise convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries so to do, except for Permitted Liens.

         7.6  Distributions.

              Pay any dividends or make any other distribution or payment on account of or in redemption, retirement or purchase of any capital stock; provided, that (i) Borrower may declare and make any dividend payment or other distribution payable in its equity securities, (ii) Borrower may convert any of its convertible securities into other securities pursuant to the terms of such convertible securities or otherwise in exchange therefor and (iii) Borrower may repurchase stock from former employees, officers, directors or consultants of Borrower in accordance with the terms of repurchase or similar agreements between Borrower and such employees, officers, directors or consultants provided that an Event of Default has not occurred and is continuing, or would exist after giving effect to such repurchase or similar transaction.

         7.7  Investments.

              Directly or indirectly acquire or own, or make any Investment in or to any Person, or permit any of its Subsidiaries so to do, other than Permitted Investments.

         7.8  Transactions with Affiliates.

              Directly or indirectly enter into any material transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm's length transaction with a non-affiliated Person and except as set forth in the Schedule.

         7.9  Subordinated Debt.

              Make any payment in respect of any Subordinated Debt, or permit any of its Subsidiaries to make any such payment, except in compliance with the terms of such Subordinated Debt, or amend any provision contained in any documentation relating to the Subordinated Debt, to the extent such amendment has a material adverse effect on Bank or changes any of the terms of payment.

         7.10 Compliance.

              Become an "investment company" or a company controlled by an "investment company," within the meaning of the Investment Company Act of 1940, or become principally engaged in, or undertake as one of its important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of any Advance for such purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, which violation could have a Material Adverse Effect or a material adverse effect on the Collateral or the priority of Bank's Lien on the Collateral, or permit any of its Subsidiaries to do any of the foregoing.

    8.   EVENTS OF DEFAULT

         Any one or more of the following events shall constitute an Event of Default by Borrower under this Agreement:

         8.1  Payment Default.

              If Borrower fails to pay, when due, any of the Obligations;

         8.2  Covenant Default.

              (a) If Borrower fails to perform any obligation under Sections 6.3, 6.6, 6.7, 6.8, 6.9, 6.10 or 6.11 or violates any of the covenants contained in Article 7 of this Agreement, or if Borrower fails or neglects to perform, keep, or observe any other material term, provision, condition, covenant, or agreement contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between Borrower and Bank and as to any such default under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure such default within fifteen (15) days after Borrower's actual knowledge thereof; provided, however, that if the default cannot by its nature be cured within the fifteen
(15) day period or cannot after diligent attempts by Borrower be cured within such fifteen (15) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional reasonable period (which shall not in any case exceed thirty (30) days after Borrower's actual knowledge) to attempt to cure such default, and within such reasonable time period the failure to have cured such default shall not be deemed an Event of Default (provided that no Credit Extensions will be required to be made during such cure period);

         8.3  Material Adverse Change.

              If there (i) occurs a material adverse change in the business, operations, or condition (financial or otherwise) of Borrower or (ii) is a material impairment of the prospect of repayment of any portion of the Obligations or (iii) is a material impairment of the value or priority of Bank's security interests in the Collateral; provided that the foregoing is not intended to waive any rights available to Borrower under law.

         8.4  Attachment.

              If any material portion of Borrower's assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within thirty (30) days, or if Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a lien or encumbrance upon any material portion of Borrower's assets, or if a notice of lien, levy, or assessment is filed of record with respect to any material portion of Borrower's assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within thirty (30) days after Borrower receives notice thereof, provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contest by Borrower (provided that no Credit Extensions will be required to be made during such cure period);

         8.5  Insolvency.

              If Borrower becomes insolvent, or if an Insolvency Proceeding is commenced by Borrower, or if an Insolvency Proceeding is commenced against Borrower and is not dismissed or stayed within sixty (60) days (provided that no Credit Extensions will be made from the date of commencement of an Insolvency Proceeding up to the date of the dismissal of such Insolvency Proceeding);

         8.6  Other Agreements.

              If there is an uncured and unwaived default in any agreement to which Borrower is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount equal to or in excess of Five Hundred Thousand Dollars ($500,000) or that would reasonably be expected to have a Material Adverse Effect;

         8.7  Subordinated Debt.

              If Borrower makes any payment on account of Subordinated Debt, except to the extent such payment is required pursuant to the terms of such Subordinated Debt which Subordinated Debt has been approved by Bank or is allowed under any subordination agreement entered into with Bank;

         8.8  Judgments.

              If a judgment or judgments for the payment of money in an amount, individually or in the aggregate, of at least One Hundred Thousand Dollars ($100,000) shall be rendered against Borrower and shall remain unsatisfied and unstayed for a period of thirty (30) days (provided that no Credit Extensions will be made from the date of such judgment until to the satisfaction or stay of such judgment); or

         8.9  Misrepresentations.

              If any material misrepresentation or material misstatement exists now or hereafter in any warranty or representation set forth herein or in any certificate or writing delivered to Bank by any Responsible Officer pursuant to this Agreement or to induce Bank to enter into this Agreement or any other Loan Document.

    9.   BANK'S RIGHTS AND REMEDIES

         9.1  Rights and Remedies.

              Upon the occurrence and during the continuance of an Event of Default, Bank may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:

              (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable (provided that upon the occurrence and during the continuance of an Event of Default described in Section 8.5 all Obligations shall become immediately due and payable without any action by Bank);

              (b) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement or under any other agreement between Borrower and Bank;

              (c) Demand that Borrower (i) deposit cash with Bank in an amount equal to the amount of any outstanding Letters of Credit remaining undrawn, as collateral security for the repayment of any future drawings under such Letters of Credit, and Borrower shall forthwith deposit and pay such amounts, and (ii) pay in advance all Letters of Credit fees scheduled to be paid or payable over the remaining term of the Letters of Credit;

              (d) Settle or adjust disputes and claims directly with account debtors for amounts, upon terms and in whatever order that Bank reasonably considers advisable;

              (e) Without notice to or demand upon Borrower, make such payments and do such acts as Bank considers necessary or reasonable to protect its security interest in the Collateral. Borrower agrees to assemble the Collateral if Bank so requires, and to make the Collateral available to Bank as Bank may designate. Borrower authorizes Bank to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which in Bank's determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith. With respect to any of Borrower's owned premises, Borrower hereby grants Bank a license to enter such premises and to occupy the same, without charge, in order to exercise any of Bank's rights or remedies provided herein, at law, in equity, or otherwise;

              (f) Without notice to Borrower set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by Bank, or (ii) indebtedness at any time owing to or for the credit or the account of Borrower held by Bank;

              (g) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Bank is hereby granted a non-exclusive, royalty-free license or other right, solely pursuant to the provisions of this Section 9.1, to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank's exercise of its rights under this Section 9.1, Borrower's rights under all licenses and all franchise agreements shall inure to Bank's benefit;

              (h) Sell the Collateral at either a public or sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as Bank determines is commercially reasonable, and apply the proceeds thereof to the Obligations in whatever manner or order Bank deems appropriate;

              (i) Bank may credit bid and purchase at any public sale, or at any sale as permitted by law; and

              (j) Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrower.


         9.2  Power of Attorney.

              Effective only upon the occurrence and during the continuance of an Event of Default, Borrower hereby irrevocably appoints Bank (and any of Bank's designated officers, or employees) as Borrower's true and lawful attorney to: (a) send requests for verification of Accounts or notify account debtors of Bank's security interest in the Accounts; (b) endorse Borrower's name on any checks or other forms of payment or security that may come into Bank's possession; (c) sign Borrower's name on any invoice or bill of lading relating to any Account, drafts against account debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to account debtors; (d) make, settle, and adjust all claims under and decisions with respect to Borrower's policies of insurance; (e) settle and adjust disputes and claims respecting the accounts directly with account debtors, for amounts and upon terms which Bank determines to be reasonable and (f) dispose of the Collateral; provided Bank may exercise such power of attorney to sign the name of Borrower on any of the documents described in Section 4.2 regardless of whether an Event of Default has occurred. The appointment of Bank as Borrower's attorney in fact, and each and every one of Bank's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully repaid and performed and Bank's obligation to provide Advances hereunder is terminated.


         9.3  Accounts Collection.

              Upon the occurrence and during the continuance of an Event of Default, Bank may notify any Person owing funds to Borrower of Bank's security interest in such funds and verify the amount of such Account and Borrower shall collect all amounts owing to Borrower for Bank, receive in trust all payments as Bank's trustee, and, if requested or required by Bank, immediately deliver such payments to Bank in their original form as received from the account debtor, with proper endorsements for deposit.


         9.4  Bank Expenses.

              If Borrower fails to pay any amounts or furnish any required proof of payment due to third persons or entities, as required under the terms of this Agreement, then Bank may do any or all of the following upon the occurrence and during the continuance of an Event of Default: (a) make payment of the same or any part thereof; (b) set up such reserves under the Committed Revolving Line as Bank deems necessary to protect Bank from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type discussed in Section 6.6 of this Agreement, and take any action with respect to such policies as Bank deems prudent. The foregoing notwithstanding, if Borrower fails to pay any amounts or furnish any required proof of payment due to third persons or entities, immediately following payment of all outstanding Obligations hereunder, as required under the terms of this Agreement, then Bank may make payment of the same or any part thereof. Any amounts so paid or deposited by Bank, except for reserves under the Committed Revolving Line, shall constitute Bank Expenses, shall be immediately due and payable, and shall bear interest at the then applicable rate hereinabove provided, and shall be secured by the Collateral. Any payments made by Bank shall not constitute an agreement by Bank to make similar payments in the future or a waiver by Bank of any Event of Default under this Agreement.

         9.5  Bank's Liability for Collateral.

              So long as Bank complies with reasonable banking practices, Bank shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other person whomsoever. All risk of loss, damage or destruction of the Collateral shall be borne by Borrower.


         9.6  Remedies Cumulative.

              Bank's rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative. Bank shall have all other rights and remedies not expressly set forth herein as provided under the Code, by law, or in equity. No exercise by Bank of one right or remedy shall be deemed an election, and no waiver by Bank of any Event of Default on Borrower's part shall be deemed a continuing waiver. No delay by Bank shall constitute a waiver, election, or acquiescence by it. No waiver by Bank shall be effective unless made in a written document signed on behalf of Bank and then shall be effective only in the specific instance and for the specific purpose for which it was given.


         9.7  Demand; Protest.

              Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Bank on which Borrower may in any way be liable.


    10.  NOTICES

         Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by a recognized overnight delivery service, by certified mail, postage prepaid, return receipt requested, or by telefacsimile to Borrower or to Bank, as the case may be, at its addresses set forth below:

    If to Borrower:  Hybrid Networks, Inc.
                     10161 Bubb Road
                     Cupertino, CA  95014-4167
                     Attn: Daniel Steimle
                     FAX:  (408) 725-0990

    If to Bank:      Venture Banking Group
                     Three Palo Alto Square, Suite 150
                     Palo Alto, CA 94306
                     Attn:  Jon Krogstad
                     FAX:  (650) 843-6969

    The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

    11.  CHOICE OF LAW AND VENUE

         The Loan Documents shall be governed by, and construed in accordance with, the internal laws of the State of California, without regard to principles of conflicts of law. Each of Borrower and Bank hereby submits to the exclusive jurisdiction of the state and Federal courts located in the County of Santa Clara, State of California. BORROWER AND BANK EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.


    12.   GENERAL PROVISIONS

         12.1 Successors and Assigns.

              This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties; provided, however, that neither this Agreement nor any rights hereunder may be assigned by Borrower without Bank's prior written consent, which consent may be granted or withheld in Bank's sole discretion. Bank shall have the right without the consent of or notice to Borrower to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank's obligations, rights and benefits hereunder.


         12.2 Indemnification.

              Borrower shall indemnify, defend, protect and hold harmless Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or Bank Expenses in any way suffered, incurred, or paid by Bank as a result of or in any way arising out of, following, or consequential to transactions between Bank and Borrower whether under the Loan Documents, or otherwise (including without limitation reasonable attorneys fees and expenses), except for losses caused by Bank's gross negligence or willful misconduct.


         12.3 Time of Essence.

              Time is of the essence for the performance of all obligations set forth in this Agreement.


         12.4 Severability of Provisions.

              Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.


         12.5 Amendments in Writing, Integration.

              This Agreement cannot be amended or terminated except by a writing signed by Borrower and Bank. All prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Agreement, if any, are merged into this Agreement and the Loan Documents.

         12.6 Counterparts.

              This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.


         12.7 Survival.

              All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations remain outstanding. The obligations of Borrower to indemnify Bank with respect to the expenses, damages, losses, costs and liabilities described in
Section 12.2 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Bank have run.


         12.8 Confidentiality.

              In handling any confidential information Bank shall exercise the same degree of care that it exercises with respect to its own proprietary information of the same types to maintain the confidentiality of any non-public information thereby received or received pursuant to this Agreement except that disclosure of such information may be made (i) to the subsidiaries or affiliates of Bank in connection with their present or prospective business relations with Borrower, (ii) to prospective transferees or purchasers of any interest in the Advance, provided that they have entered into a comparable confidentiality agreement in favor of Borrower and have delivered a copy to Borrower, (iii) as required by law, regulations, rule or order, subpoena, judicial order or similar order, (iv) as may be required in connection with the examination, audit or similar investigation of Bank, and
(v) as Bank may deem appropriate in connection with the enforcement of its remedies hereunder. Confidential information hereunder shall not include information that either (a) is in the public domain or in the knowledge or possession of Bank when disclosed to Bank, or becomes part of the public domain after disclosure to Bank through no fault of Bank; or (b) is disclosed to Bank by a third party, provided Bank does not have actual knowledge that such third party is prohibited from disclosing such information.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                  HYBRID NETWORKS, INC.


                                  By: /s/ Carl S. Ledbetter
                                      ---------------------

                                  Title: President and CEO
                                         ------------------



                                  VENTURE BANKING GROUP, a division of
                                  Cupertino National Bank


                                  By: /s/ Company Officer
                                      ---------------------

                                  Title:
                                         ------------------

                                EXHIBIT A


    The Collateral shall consist of all right, title and interest of Borrower in and to the following:

    (a) All goods and equipment now owned or hereafter acquired, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

    (b) All inventory, now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Borrower's custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above;

    (c) All contract rights and general intangibles now owned or hereafter acquired, including, without limitation, goodwill, trademarks, servicemarks, trade styles, trade names, patents, patent applications, leases, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind;

    (d) All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower;

    (e) All documents, cash, deposit accounts, securities, securities entitlements, securities accounts, investment property, letters of credit, certificates of deposit, instruments and chattel paper now owned or hereafter acquired and Borrower's Books relating to the foregoing;

    (f) All copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; all trade secret rights, including all rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; all mask work or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired; all claims for damages by way of any past, present and future infringement of any of the foregoing; and

    (g) All Borrower's Books relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof.

    The Collateral shall not include Equipment that Borrower does not own, which Equipment Borrower leases from third parties. Notwithstanding the foregoing, the term "Collateral" shall not include any general intangibles or contracts of Borrower (whether owned or held as licensee or lessee, or otherwise) to the extent that (i) such general intangibles or contracts are not assignable or capable of being encumbered as a matter of law or under the terms of the license, lease or other agreement applicable thereto (but solely to the extent that such restriction shall be enforceable under applicable law) without the consent of the licensor or lessor thereof or other applicable party thereto and (ii) such consent has not been obtained: provided, however, that the foregoing grant of security interest shall extend to, and the term "Collateral" shall include, (A) any general intangible or contract which is an Account or a proceed of, or otherwise related to the enforcement or collection of, any Account or goods which are the subject of any Account, and (B) any and all proceeds of any general intangibles or contracts which are otherwise excluded to the extent that the assignment or encumbrance of such proceeds is not so restricted, and (C) upon obtaining the consent of any such licensor, lessor or other applicable party with respect to any such otherwise excluded general intangibles or contracts, such general intangibles or contracts as well as any and all proceeds thereof that might theretofore have been excluded from such grant of a security interest and the term "Collateral".

                                    EXHIBIT B

                   LOAN PAYMENT/ADVANCE TELEPHONE REQUEST FORM

              DEADLINE FOR SAME DAY PROCESSING IS 3:00 P.M., P.S.T.

TO:  CENTRAL CLIENT SERVICE DIVISION             DATE: _______________________

FAX#:  ______________                            TIME: _______________________


    FROM: ____________________________________________________________________
                                      CLIENT NAME (BORROWER)

    REQUESTED BY: ____________________________________________________________
                                      AUTHORIZED SIGNER'S NAME

    AUTHORIZED SIGNATURE: ____________________________________________________

    PHONE NUMBER: ____________________________________________________________

    FROM ACCOUNT # ________________________         TO ACCOUNT # _____________

    REQUESTED TRANSACTION TYPE                         REQUEST DOLLAR AMOUNT
    --------------------------                         ---------------------

    PRINCIPAL INCREASE (ADVANCE)              $_______________________________
    PRINCIPAL PAYMENT (ONLY)                  $_______________________________
    INTEREST PAYMENT (ONLY)                   $_______________________________
    PRINCIPAL AND INTEREST (PAYMENT)          $_______________________________

    OTHER INSTRUCTIONS: ______________________________________________________
    __________________________________________________________________________

    All representations and warranties of Borrower stated in the Loan and Security Agreement are true, correct and complete in all material respects as of the date of the telephone request for and Advance confirmed by this Borrowing Certificate; provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date.


                                  BANK USE ONLY

    TELEPHONE REQUEST:
    ------------------

    The following person is authorized to request the loan payment transfer/ loan advance on the advance designated account and is known to me.

    __________________________________         ____________________________
            Authorized Requester                            Phone #

    __________________________________         ____________________________
            Received by (Bank)                              Phone #

                           _____________________________________
                                Authorized Signature (Bank)

                                   EXHIBIT C
                           REVOLVING PROMISSORY NOTE

$4,000,000                                               Palo Alto, California
                                                        Date: October 16, 1997

    HYBRID NETWORKS, INC. ("Borrower"), for value received, hereby promises to pay to the order of VENTURE BANKING GROUP, a division of Cupertino National Bank ("Bank"), in lawful money of the United States of America, pursuant to that certain Loan and Security Agreement dated as of October 16, 1997, by and between Borrower and Bank (the "Loan Agreement"), (i) the principal amount of $4,000,000 or, if lesser, (ii) the principal amount of all Advances outstanding as of the maturity date hereof.

    This Note is one of the Notes referred to in the Loan Agreement. All terms defined in the Loan Agreement shall have the same definitions when used herein, unless otherwise defined herein.

    Borrower further promises to pay interest on each Advance hereunder in like funds on the principal amount hereof from time to time outstanding from the date hereof until paid in full, at a rate or rates per annum and payable on the dates determined pursuant to the Loan Agreement.

    Payment on this Note shall be applied in the manner set forth in the Loan Agreement. The Loan Agreement contains provisions for acceleration of the maturity of Advances hereunder upon the occurrence of certain stated events and also provides for optional and mandatory prepayments of principal hereof prior to any stated maturity upon the terms and conditions therein specified.

    All Advances made by Bank to Borrower pursuant to the Loan Agreement shall be recorded by Bank on the books and records of Bank. The failure of Bank to record any Advance or any prepayment or payment made on account of the principal balance hereof shall not limit or otherwise affect the obligation of Borrower under this Note and under the Loan Agreement to pay the principal, interest and other amounts due and payable under the Advances.

    Any principal or interest payments on this Note not paid when due, whether at stated maturity, by acceleration or otherwise, shall bear interest at the Default Rate.

    Upon the occurrence and continuance of a default hereunder or an Event of Default under the Loan Agreement, all unpaid principal, accrued interest and other amounts owing hereunder shall, at the option of Bank, be immediately collectible by or on behalf of Bank pursuant to the Loan Agreement and applicable law.

    Borrower waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Note, and shall pay all costs of collection when incurred, including reasonable attorneys' fees, costs and expenses. The right to plead any and all statutes of limitations as a defense to any demand hereunder is hereby waived to the full extent permitted by law.

    The amount of this Note is secured by the Collateral identified and described as security therefor in the Loan Agreement.

    This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of California, excluding conflicts of laws principles that would cause the application of the laws of any other jurisdiction.

    The provisions of this Note shall inure to the benefit of and be binding upon any successor to Borrower and shall extend to any holder hereof.

                                            HYBRID NETWORKS, INC.

                                            By: ____________________________
                                            Printed Name:___________________
                                            Title: _________________________

                                   EXHIBIT D
                          BORROWING BASE CERTIFICATE

______________________________________________________________________________

Borrower:  Hybrid Networks, Inc.

Commitment Amount:   $4,000,000
_______________________________________________________________________________

ACCOUNTS RECEIVABLE
    1.   Accounts Receivable Book Value as of                    $____________
    2.   Additions (please explain on reverse)                   $____________
    3.   TOTAL ACCOUNTS RECEIVABLE                               $____________

ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)
    4.   Amounts over 90 days due                                $____________
    5.   Balance of 50% over 90 day accounts                     $____________
    6.   Concentration Limits (Accounts exceeding 30% total A/R) $____________
    7.   Foreign Accounts (unless pre-approved)                  $____________
    8.   Governmental Accounts                                   $____________
    9.   Contra Accounts                                         $____________
    10.  Promotion or Demo Accounts                              $____________
    11.  Intercompany/Employee Accounts                          $____________
    12.  Other (please explain on reverse)                       $____________
    13.  TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS                    $____________
    14.  Eligible Accounts (#3 minus #13)                        $____________
    15.  LOAN VALUE OF ACCOUNTS (75% of #14)                     $____________

BALANCES
    16.  Maximum Loan Amount                                     $____________
    17.  Total Funds Available [Lesser of #15 or #16]            $____________
    18.  Present balance owing on Line of Credit                 $____________
    19.  RESERVE POSITION (#17 minus #18)                        $____________

The undersigned represents and warrants that the foregoing is true, complete and correct, and that the information reflected in this Borrowing Base Certificate complies with the representations and warranties set forth in the Loan and Security Agreement between the undersigned and Venture Banking Group.

COMMENTS:
                                                             BANK USE ONLY
                                                             ---- --- ----

                                                        Rec'd By: ____________
                                                                  Auth. Signer

HYBRID NETWORKS, INC.                                   Date: ________________
                                                        Verified: ____________
                                                                  Auth. Signer
By: ____________________________                        Date:_________________
         Authorized Signer                              ______________________

    -

                                   EXHIBIT E

                             COMPLIANCE CERTIFICATE


TO:   VENTURE BANKING GROUP

FROM: HYBRID NETWORKS, INC.


    The undersigned authorized officer of Hybrid Networks, Inc. (the "Officer") hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the "Agreement"), (i) Borrower is in compliance in all material respects for the period ending _______________ with all required covenants except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct in all material respects as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The Officer expressly acknowledges that no borrowings may be requested by Borrower at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that such compliance is determined not just at the date this certificate is delivered.

  Please indicate compliance status by circling Yes/No under "Complies" column.

    Reporting Covenant       Required                                Complies
    ------------------       --------                                --------
    Financial statements     Within 30 days*                         Yes  No
    Annual (CPA Audited)     FYE within 120 days or within 5 days    Yes  No
                             after filing with SEC
    10-Q, 10-K and 8-K       Within 5 days after filing with SEC     Yes  No
    A/R & A/P Agings         Monthly within 30 days                  Yes  No
    A/R Audit                Initial and Semi-Annual                 Yes  No

* After the Equity Event, within 30 days of each quarter end or within 5 days after filing with the SEC.

    Financial Covenant                  Required         Actual        Complies
    ------------------                 ----------      ----------      --------
    Maintain on a Monthly Basis:**
      Minimum Quick Ratio              1.25:1.0        _____:1.0        Yes  No
      Minimum Adjusted Net Worth1      $3,500,000     $________         Yes  No
      Minimum Debt/Tangible Net Worth1 1.75:1.0       ______:___        Yes  No

    Profitability: Quarterly           ________ 2     $________         Yes  No

** After the Equity Event, Financial Covenants to be maintained on a quarterly basis.
1  Tangible Net Worth plus Subordinated Debt

2  Permitted losses not to exceed:  $3,800,000 for quarter ending
   September 30, 1997; $2,600,000 for quarter ending December 31, 1997; $1,500,000 for quarter ending March 31, 1998; and $300,000 for quarter ending June 30, 1998.

Comments Regarding Exceptions: See Attached.            BANK USE ONLY

Sincerely,                                     Received by:_____________________
                                                             AUTHORIZED SIGNER
___________________________________
Signature                                      Date:____________________________

___________________________________            Verified:________________________
Title                                                       AUTHORIZED SIGNER

___________________________________            Date:____________________________
Date
                                               Compliance Status:       Yes   No

                      Hybrid Networks, Inc. (the "Company")

     Schedule of Exceptions to Loan and Security Agreement (the "Agreement")
                           with Venture Banking Group

     Unless otherwise defined herein, all capitalized terms in this Schedule have the same meaning given to such terms in the Agreement. Unless otherwise noted, references to sections herein refer to the corresponding sections of the Agreement. Sections or headings are provided for convenience only. Nothing in this Schedule constitutes an admission of any liability or obligation of the Company to any third party, nor an admission to any third party against the Company's interests. Unless otherwise stated, all statements made herein are made as of the date of execution of the Agreement.

    "Eligible Accounts"

    (c)  Bank acknowledges approving Accounts owing by:

           AT&T

    (f) Bank acknowledges approving Accounts owing by:

           AT&T

    (h)  Bank acknowledges approving Accounts owing by:

           AT&T
           Itochu
           Network Systems Tec

    (j) Bank acknowledges approving Accounts owing by:

           Alcatel
           Itochu

    "Eligible Foreign Accounts"

    Bank acknowledges approving Accounts owing by:

         Alcatel

    "Permitted Indebtedness" (Indebtedness Existing on the Closing Date)

    A. Senior Secured Convertible Debenture Due 2002, issued April 30, 1997 in an aggregate principal amount of $5,500,000, held by BG Services Limited (the "Debenture").

    B. Subordinated Promissory Notes issued September 25, 1997, in an aggregate principal amount of approximately $6.9 million ("Subordinated Notes").

    C. Equipment Lease with Comdisco, Inc. dated August 1, 1995 with a maximum face amount of $500,000 (the "1995 Comdisco Lease").

    D. Equipment Lease with Comdisco, Inc. dated August 19, 1996 with a maximum face amount of $1,000,000 (the "1996 Comdisco Lease").

    E. The Company is soliciting additional equipment leases with an aggregate maximum face amount of up to $2,000,000 from Pentech Financial Services, Phoenix Capital, Leasing Technologies International, IMF Financial Corp. and certain other parties (the "Additional Leases").

    "Permitted Investment"

    (a) The Company made an installment sale of $850,000 to Internet Ventures, which sale is expected to be fully paid in March 1998.

    "Permitted Liens"

    A. Liens in substantially all assets of the Company granted to the holder of the Debenture.

    B.   Liens in equipment financed under the 1995 Comdisco Lease.

    C.   Liens in equipment financed under the 1996 Comdisco Lease.

    D.   Liens in equipment to be financed under the Additional Leases.

    Section 4.1  (Grant of Security Interest)

    The security interest granted under the Agreement shall constitute a valid, first priority security interest to the extent that such security interest can be perfected by the filings contemplated by the Agreement, and such filings are made with the appropriate filing offices.

    Section 5.1 (Due Organization and Qualification)

    The Company is not currently qualified to do business in Illinois and is in the process of considering whether such qualification is necessary.

    Section 5.7 (Litigation)

    A. The Company has determined that third parties may be infringing its patent rights and/or may have misappropriated its trade secrets, know-how and other proprietary rights. The

Company has sent letters to certain third parties notifying them that they may be infringing such rights, although the Company has not yet determined if it will assert any claims against these parties or others. The Company is currently evaluating its intellectual property strategies. There can be no assurance that such strategies will not involve potential litigation or that such litigation, if brought, will not have a material adverse effect upon the Company.

    B. The Company has received two United States Patents: (i) 5,347,304 dated September 13, 1994 (the "304 Patent") and (ii) 5,586,121 dated December 17, 1996. On November 16, 1994 the Company filed an application for the reissuance of the 304 Patent, which was subsequently allowed for reissuance by the Patent and Trademark Office ("PTO") on August 19, 1997. Such reissue application was formally protested by International Business Machines Corporation ("IBM") and John Powers, Jr. ("Powers"). On December 12, 1996 the Company filed a Complaint For Damages and Equitable Relief (the "Complaint") in the Superior Court of the District of Columbia against both IBM and Powers. (Civil Action No. 96CA009725). The suit arose out of IBM's filing an Invention Disclosure with the PTO following the Company's filing for reissue of its '304 patent. In April 1997, the Company settled its claims against IBM. The claims against the other defendant in the suit, John T. Powers were dismissed without prejudice as to either party. In connection with the settlement, the Company agreed to fully dismiss its complaint against IBM with prejudice and IBM agreed to designate certain portions of the deposition of its witness, Steven B. Phillips, Esq. as non-confidential and not to assert any claims against the Company arising out of the suit. As of September 18, 1997, IBM and the Company have settled the Complaint and the Complaint against Powers was voluntarily dismissed without prejudice.

    C. The Company has been notified by Keen Yee that he believes that certain of the Company's products utilize technology invented by Mr. Yee and included in certain patents issued to him. Aside from the letter from Mr. Keen
Y. Yee dated December 18, 1996 objecting to the Company's use of certain technology developed by Mr. Yee and allegedly infringing upon certain patent rights ('789, '499 and '476) of Mr. Yee's, the Company is not aware of any further action taken by Mr. Yee against the Company, and the Company does not believe, after reasonable inquiry that the Company has or is infringing upon the intellectual property rights of Mr. Yee. There can be no assurance , however, that Mr. Yee will not assert claims against the Company or that he will not prevail with respect to such claims.

    D. The Company's trademark of "Cyber Manager" was contested by Cyber Interactive by letter of its counsel to the Company dated March 12, 1996. On March 3, 1997, the Company sent an e-mail to Cyber Interactive stating the Company's position that the parties have different rights in different markets but offering to negotiate an agreement with Cyber Interactive. No further action has been taken or threatened by Cyber Interactive since that date. The Company has notified Hybrid Communications, Inc. ("HCI") that it is the Company's position that HCI's web site use of the "Hybrid" name violates the Company's intellectual property rights. HCI notified the Company on April 12, 1995 (via e-mail) that it had already changed its web page to "Hybrid City/Downtown" and was not in violation. The Company has taken no further action against HCI in this matter. The Company holds a trademark for HYBRIDWARE (Reg. No. 2,065,404) and CYBERMASTER (Reg. No. 2,058,030).

    Section 6.1 Good Standing

    See section 5.1.

    Section 7.2 Changes in Business

    Up to approximately 25% of the Company's equity securities is intended to be sold to the public in an initial public offering, and any equity securities sold in such offering will be tradable by the public.

    Section 7.8 Transactions with Affiliates

    A. The Company has entered into consulting agreements with certain persons who may also be stockholders.

    B. Certain Sequoia entities and Daniel Steimle were among the purchasers of the Subordinated Notes.

    C. Network Systems Technologies, of which Eduardo Moura is an officer, has an outstanding receivable for $482,299.

    D. Employment Agreement with Carl Ledbetter dated as of January 15, 1996. Employment offer letters from the Company which contain severance arrangements, including offer letters to Victor Godbole, Daniel Steimle and William Fry.

    E. Certain of the Company's officers and employees are eligible for commissions and/or bonuses (including stock grants) based upon the Company's financial performance and personal objectives.

    F. All of the Company's full-time employees and dependents are eligible to participate in benefit plans covering medical insurance, dental insurance, life insurance, long term disability insurance and worker's compensation insurance. The Company has adopted (a) the 1997 Employee Stock Purchase Plan, the 1997 Directors Stock Option Plan, and the 1997 Equity Incentive Plan, to become effective upon the Company's initial public offering; and (b) the 1992 Stock Issuance Plan, the Executive Officer Incentive Plan, the 1993 Equity Incentive Plan and the 1996 Equity Incentive Plan.

NEITHER THIS WARRANT NOR THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND NEITHER THIS WARRANT NOR THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT CAN BE SOLD OR TRANSFERRED UNLESS SUCH SALE OR OTHER TRANSFER HAS BEEN REGISTERED UNDER SUCH ACT AND UNDER THE APPLICABLE STATE SECURITIES LAWS OR, IN THE OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION, BOTH AS TO THE IDENTITY OF THE COUNSEL AND AS TO THE FORM AND SUBSTANCE OF THE OPINION, IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND LAWS.

No.___________________                                Dated:  October  16, 1997


                           HYBRID NETWORKS, INC.

                       Common Stock Purchase Warrant

    THIS IS TO CERTIFY THAT, for value received, Venture Banking Group, a division of Cupertino National Bank (the "Bank"), and its registered successors and permitted assigns are entitled, subject to the terms and conditions set forth below, to purchase from HYBRID NETWORKS, INC., a Delaware corporation (the "Corporation"), at any time and from time to time after 9:00 A.M., Cupertino, California time, on the Initial Exercise Date (as defined in Section 1 below) and prior to 5:00 P.M., Cupertino, California time, on the Expiration Date (as defined in Section 1 below), any or all of the Warrant Shares (as defined in Section 1 below), at a purchase price per share equal to the Exercise Price (as defined in Section 1 below). The number and character of the Warrant Shares and the Exercise Price are subject to adjustment as provided herein.

    This Common Stock Purchase Warrant (this "Warrant") is being issued in connection with a Loan and Security Agreement between the Corporation and the Bank.

    Section 1. Definitions. As used in this Warrant, the following terms shall have the respective meanings set forth below or elsewhere in this Warrant as referred to below:

    "Additional Stock" shall have the meaning set forth in Section 4.3(f).

    "Bank" shall have the meaning set forth in the first paragraph hereof.

    "Common Stock" shall mean shares of the Common Stock of the Corporation, $.001 par value per share (as such par value may be amended from time to time).

    "Conversion Fraction" shall have the meaning set forth in Section 2.3.

    "Corporation" shall have the meaning set forth in the first paragraph of this Warrant.

    "Derivative Security" shall have the meaning set forth in Section 4.3(e).

    "Effective Price" shall have the meaning set forth in Section 4.3(a).

    "Exercise Date" shall have the meaning set forth in Section 2.4 hereof.

    "Exercise Price" shall mean, as of the Initial Exercise Date and at any time thereafter, the Initial Exercise Price, as adjusted from time to time pursuant to the terms of this Warrant.

    "Expiration Date" shall mean October 16, 2002.

    "Fair Market Value" of a Warrant Share shall mean (i) in the case of the exercise of this Warrant, in whole or in part, after the consummation of an Initial Public Offering, the average of the last reported sale price per share of Stock on the Nasdaq-NMS or any national securities exchange in which such Stock is quoted or listed, as the case may be, for the three trading days immediately preceding the Exercise Date, or (ii) in the case of the exercise of this Warrant, in whole or in part, before the consummation of an Initial Public Offering, the fair market value of a share of Stock, as determined in good faith by the Board of Directors of the Corporation.

    "Holder" shall mean, as applicable, (i) the Bank, (ii) any successor of the Named Holder or (iii) any Person to whom this Warrant or any portion thereof shall have been transferred in accordance with the provisions of
Section 9 hereof.

    "Initial Exercise Date" shall mean the earlier to occur of (i) 180 days after the Issue Date, or (ii) the date of consummation of an Initial Public Offering; provided, however, that, in the event of any sale or transfer, in a single transaction or a series of related transactions, of all or substantially all of the Corporation's assets, or the merger, consolidation, reorganization or dissolution of the Corporation, or the sale, in a single transaction or a series of related transactions, of a majority of the Corporation's voting capital stock (whether newly issued or from treasury, or previously issued and then outstanding, or any combination thereof) (any of such events, a "Disposal Event") occurring at any time prior to the earlier of (A) 180 days after the Issue Date or (B) the date of consummation of an Initial Public Offering, then the Initial Exercise Date shall be deemed to be the date that is five business days prior to the earliest to occur of any such Disposal Event.

    "Initial Exercise Price" shall mean $4.04 per share (subject to appropriate adjustment as provided in this Warrant).

    "Initial Public Offering" shall mean the closing of an underwritten public offering pursuant to an effective registration statement filed with the Securities and Exchange Commission under the Securities Act covering the offer and sale of shares of Common Stock or any other class of capital stock of the Corporation.

    "Investor Rights Agreement" shall mean that certain Hybrid Networks, Inc. Amended and Restated Investor Rights Agreement, dated as of September 18, 1997, by and among the Corporation and certain holders of the Corporation's securities, as amended pursuant to an amendment entered into by the Corporation, the Bank and holders of a majority of the Registrable Securities outstanding (as defined in the Investor Rights Agreement), and as further amended from time to time in accordance with the terms thereof.

    "Issue Date" shall mean October 16, 1997.

    "Person" shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

    "Registrable Securities" shall have the meaning ascribed to it in the Investor Rights Agreement.

    "Securities Act" shall mean the Securities Act of 1933, as amended.

    "Stock" shall mean (i) Common Stock, and/or (ii) to the extent that the Holder is entitled to receive, or receives, upon exercise of this Warrant any other capital stock of the Corporation (other than Common Stock), or of any other Person or any other securities of the Corporation or of any other Person, in lieu of or in addition to Common Stock (whether as a result of any reclassification of Common Stock or any other Stock or reorganization, reclassification, merger, consolidation or sale of substantially all the assets of the Corporation or otherwise), such other capital stock or securities.

    "Subject Shares" shall have the meaning set forth in Section 2.3.

    "Warrant" shall have the meaning set forth in the second paragraph of this Warrant.

    "Warrant Shares" shall mean the shares of Common Stock, as adjusted as provided in this Warrant, that are issuable upon the exercise of this Warrant.

    Section 2.  Exercise of Warrant.

    Section 2.1 Number of Warrant Shares Issuable Upon Exercise. Subject to adjustment as provided herein, the maximum number of Warrant Shares issuable upon exercise of this Warrant shall be 7,178.

    Section 2.2 Method of Exercise. Subject to and upon all of the terms and conditions set forth in this Warrant, the Holder may exercise this Warrant, in whole or in part with respect to any Warrant Shares as to which this Warrant is then currently exercisable, at any time and from time to time during the period commencing on the Initial Exercise Date and ending on the Expiration Date, by presentation and surrender of this Warrant to the Corporation at its principal office (or such other office or agency as the Corporation may designate by notice in writing to the Holder in accordance with Section 10.4), together with (a) a properly completed and duly executed subscription form, in the form attached hereto, which subscription form shall specify the number of Warrant Shares for which this Warrant is then being exercised, and (b) payment of the aggregate Exercise Price payable hereunder in respect of the number of Warrant Shares for which this Warrant is then being exercised. Payment of such aggregate Exercise Price shall be made either (i) in cash or by money order, certified or bank cashier's check or wire transfer (in each case in lawful currency of the United States of America), (ii) in the event the Holder is also the holder of a Note and such outstanding principal amount of, and/or accrued but unpaid interest on, such
Note is equal to or greater than the Exercise Price, by decreasing the outstanding principal amount of, and/or accrued but unpaid interest on, such Note by the amount of the Exercise Price, or (iii) by conversion of this Warrant as provided in Section 2.3.

               Section 2.3  Conversion of Warrant.

               (a) The Holder shall have the right to convert this Warrant, in whole or in part with respect to any Warrant Shares as to which this Warrant is currently exercisable, at any time and from time to time during the period commencing on the Initial Exercise Date and ending on the Expiration Date, by the presentation and surrender of this Warrant to the Corporation at its principal office (or such other office or agency as the Corporation may designate by notice in writing to the Holder in accordance with Section 10.4, together with a properly completed and duly executed conversion form, in the form attached hereto, which conversion form shall specify the number of Warrant Shares as to which this Warrant is being converted (the "Subject Shares"). Upon exercise of this conversion right, the holder hereof shall be entitled to receive that number of Warrant Shares equal to the quotient obtained by dividing [ (A - B) (X) ] by (A), where:

               A    =    the Fair Market Value of one Warrant Share on the
                         date of conversion of this Warrant.

               B    =    the Exercise Price for one Warrant Share under this
                         Warrant.

               X    =    the number of Subject Shares as to which this Warrant
                         is being converted.

If the above calculation results in a negative number, then no shares of Warrant Stock shall be issued or issuable upon conversion of this Warrant.

            (b)  Upon conversion of this Warrant in accordance with this
Section 2.3, the Holder shall be entitled to receive a certificate for the number of Warrant Shares acquired by the Holder as determined in accordance with the foregoing, and a new Warrant in substantially identical form and dated as of such conversion for the purchase of that number of Warrant Shares equal to the difference, if any, between (i) the number of Warrant Shares subject to issuance upon exercise of this Warrant immediately before such conversion and (ii) the number of Subject Shares as to which the Holder exercised its conversion right pursuant to this Section 2.3. No fractional shares may be issued upon any conversion of this Warrant. If any conversion would result in a fractional share (the "Conversion Fraction"), then, at Holder's election either (A) the number of shares issued upon the conversion will be rounded down to the last whole share; or (B) the Holder will pay in cash an amount equal to the Exercise Price times a fraction equal to 1 less the Conversion Fraction, in which event the number of shares issued upon the conversion (plus the cash payment) will be rounded up to the nearest whole share. For example, if the Fair Market Value is $10.00 and the Exercise Price is $4.04, then, upon exercise of the conversion right under this
Section 2.3 with respect to 100 Subject Shares, the Holder would receive, at the Holder's election, either (1) 59 Warrant Shares without making any cash payment or (2) 60 Warrant Shares if the Holder elected to pay $2.42 in cash (60% of the Exercise Price for the extra share) and would receive a new Warrant for the number of Warrant Shares subject to issuance upon exercise of this Warrant immediately before such conversion less 100.

     Section 2.4 Effectiveness of Exercise; Ownership. Each exercise of this Warrant by the Holder shall be deemed to have been effected immediately prior to the close of business on the date upon which all of the requirements of Sections 2.1 and 2.2 hereof with respect to such exercise shall have been complied within in full (each such date, an "Exercise Date"). On the applicable Exercise Date with respect to any exercise of this Warrant by the Holder, the

Corporation shall be deemed to have issued to the Holder, and the Holder shall be deemed to have become the holder of record and legal owner of, the number of Warrant Shares being purchased upon such exercise of this Warrant, notwithstanding that the stock transfer books of the Corporation shall then be closed or that certificates representing such number of Warrant Shares being purchased shall not then be actually delivered to the Holder.

            Section 2.5 Delivery of Stock Certificates on Exercise. As soon as practicable after the exercise of this Warrant, and in any event within ten days thereafter, the Corporation, at its expense, will cause to be issued in the name of and delivered to the Holder, or as the Holder may direct (subject in all cases, to the provisions of Section 9 hereof), a certificate of certificates for the number of Warrant Shares purchased by the Holder on such exercise.

            Section 2.6 Shares to be Fully Paid and Nonassessable. All Warrant Shares issued upon the exercise of this Warrant shall be validly issued, fully paid and nonassessable, free of all liens, taxes, charges and other encumbrances or restrictions on sale (other than those set forth herein), and free and clear of all preemptive rights.

            Section 2.7 Fractional Shares. This Warrant may be exercised only for whole Warrant Shares. No fractional Warrant Shares or scrip representing fractional Warrant Shares shall be issued upon the exercise of this Warrant.

            Section 2.8 Issuance of New Warrants; Corporation Acknowledgment. Upon any partial exercise of this Warrant, the Corporation, at its expense, will forthwith issue and deliver to the Holder a new warrant or warrants of like tenor, registered in the name of the Holder, exercisable, in the aggregate and subject to the limitations provided for in this Warrant, for the then balance of the Warrant Shares with respect to which this Warrant has not been exercised. Moreover, the Corporation shall, at the time of any exercise of this Warrant, upon the request of the Holder, acknowledge in writing its continuing obligation to afford to the Holder any rights to which the Holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant; provided, however, that if the Holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Corporation to afford to the Holder any such rights.

            Section 2.9 Payment of Taxes. The Corporation shall pay any transfer tax which may be payable in respect of any issuance of certificates (if applicable) representing any Warrant Shares purchased upon exercise or conversion of this Warrant. The Corporation shall not be required to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for Warrant Shares, or any new or replacement shares in any name other than that of the Holder of this Warrant, and in such case the Company shall not be required to issue or deliver any stock certificate security or Warrant until such tax or other charge has been paid, or it has been established to the Company's satisfaction that no tax or other charge is due.

            Section 2.10 Expiration. This Warrant and the Holder's rights hereunder, to the extent not previously exercised or converted, shall expire as of 5:00 P.M., California time, on the Expiration Date.

            Section 3. Registration Rights. The Holder of this Warrant shall have the benefit of the rights available to the parties to the Investor Rights Agreement to cause the Corporation to register any and all Warrant Shares under the Securities Act and under any blue sky or securities laws of any jurisdiction within the United States, at the time and in the manner specified in the Investor Rights Agreement, as provided in the amendment to that agreement entered into by the Bank, the Company and the holders of majority of the Registrable Securities outstanding (as defined in the Investor Rights Agreement), and any and all Warrant Shares shall be deemed to be Registrable Securities for all purposes of and as provided in the Investor Rights Agreement.

            Section 4. Adjustments. The number and character of Warrant Shares issuable upon exercise or conversion of this Warrant (or any shares of Stock or other assets at the time receivable or issuable upon exercise or conversion of this Warrant) and the Exercise Price therefor, are subject to adjustment upon occurrence of the following events:

            Section 4.1 Adjustment for Stock Splits, Stock Dividends, Recapitalizations, etc. The Exercise Price of this Warrant and the number of Warrant Shares issuable upon exercise or conversion of this Warrant (or any shares of Stock or other assets at the time issuable upon exercise of this Warrant) shall each be proportionally adjusted to reflect any stock dividends stock splits, reverse stock splits, combinations of shares, reclassifications, recapitalizations or other similar events altering the number of outstanding shares of Warrant Stock (or such other Stock or other assets).

            Section 4.2 Adjustment for Capital Reorganization, Consolidation, Merger, Sale or Conversion. If any reorganization of the capital stock of the Corporation, or any consolidation or merger of the Corporation with or into another entity, or the sale of all or substantially all of the Corporation's assets to another entity shall be effected in such a way that holders of Common Stock will be entitled to receive stock, securities or assets with respect to or in exchange for their Common Stock, then, in each such case, the Holder, upon the exercise or conversion of this Warrant, at any time after the consummation of such capital reorganization, consolidation, merger or sale, shall receive, in lieu of the stock or other securities and property receivable upon the exercise or conversion, as applicable, of this Warrant prior to such consummation, the Stock or other assets to which the Holder would have been entitled upon such consummation if the Holder had exercised or converted, as applicable, this Warrant immediately prior thereto, all subject to further adjustment as provided in this Section 4; and in each such case, the terms of this Warrant shall be applicable to the shares of Stock or other assets receivable upon the exercise or conversion, as applicable, of this Warrant after such consummation.

            Section 4.3 Adjustment for Issuance for Additional Stock. The Exercise Price of this Warrant and the number of Warrant Shares issuable upon exercise or conversion of this Warrant shall be further subject to adjustment from time to time as follows:

              (a) Upon each issuance by the Corporation of any Additional Stock (as defined below), after the Issue Date and before the consummation by the Company of an Initial Public Offering, for a consideration per share less than the Exercise Price in effect immediately prior to the issuance of such Additional Stock (except as provided in Section 4.1 above), (i) the Exercise Price in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this Section 4.3) be adjusted to the Effective Price (as defined below) at which the Additional Stock is issued, and (ii) the number of Warrant Shares issuable upon exercise or conversion of this Warrant shall forthwith be adjusted by dividing the number of Warrant Shares into which this Warrant is exercisable immediately before the adjustment provided for herein by a fraction the numerator of which shall be the Effective Price and the denominator of which shall be the Exercise Price immediately before the adjustment provided for herein. The "Effective Price" for any issuance of Additional Stock shall mean the lesser of $4.04 or the quotient determined by dividing the total number of shares of Additional Stock issued (or deemed issued pursuant to Section 4.3(e)) by the Corporation in such issuance into the aggregate amount of consideration received by the Corporation therefor, as provided in this Section 4.3.

              (b) No adjustment of the Exercise Price shall be made in an amount less than one cent per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three years from the date of the event giving rise to the adjustment being carried forward.
Except to the limited extent provided for in Section 4.3(e)(3) and 4.3(e)(4) below, no adjustment of the Exercise Price pursuant to this Section 4.3(a) shall have the effect of increasing the Exercise Price above the Exercise Price in effect immediately prior to such adjustment.

              (c) In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

              (d) In the case of the issuance of the Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors irrespective of any accounting treatment.

              (e) In the case of the issuance (whether before, on or after the Issue Date) of options to purchase or rights to subscribe for Common Stock, securities that are by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this Section 4.3.

                 (1) The aggregate maximum number of shares of Common Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Sections 4.3(c) and 4.3(d), except as provided in subsection 4.3(e)(5)), if any, received by the Corporation upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights (without taking into account potential antidilution adjustments) for the Common Stock converted thereby.

                 (2) The aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities (assuming the satisfaction of any conditions to convertibility or exchangeability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments) or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Corporation (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in Section 4.3(c) and 4.3(d), except as provided in subsection 4.3(e)(5)).

                 (3) In the event of any change in the number of shares of Common Stock deliverable or in the consideration payable to the Corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Exercise Price, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or change of such securities.

                 (4) Upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Exercise Price, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities which remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities; provided that no such recomputation shall have the effect of increasing or decreasing the Exercise Price to an amount other than the amount that would have existed on the recomputation date had the unexercised options or rights never been issued.

                 (5) In determining the amount of consideration received by the Corporation for or upon the issuance of any Additional Stock or other securities for the purposes of this Section 4.3, the value of any options to purchase or rights to subscribe for Common Stock, securities that are by their terms convertible onto or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities (each a "Derivative Security") issued by the Corporation shall be deemed to be zero (so that the issuance itself of any such Derivative Security shall not be deemed to increase or decrease the consideration otherwise received by the Corporation under this Section 4.3, inasmuch as the rights under such Derivative Security shall be deemed to have been exercised immediately upon the issuance of such Derivative Security (as contemplated by Sections 4.3(e)(1) and 4.3(e)(2)).

         (f) "Additional Stock" shall mean any shares of Common Stock issued (or deemed to have been pursuant to Section 4.3(e)) by the Corporation after the Issue Date other than

              (1)  Common Stock issued pursuant to a transaction described in
Section 4.1 or 4.2 hereof:

              (2) An aggregate of up to 250,000 shares of, and/or options or rights to acquire shares of, Common Stock, issuable or issued to employees of the Corporation pursuant to an existing stock option plan or restricted stock plan of the Corporation; as provided in Section 4.3(e), the term "Additional Stock" shall not include any shares of capital stock that are issued upon the exercise of any options, warrants or rights excluded from the definition of Additional Stock pursuant to this Section (2);

              (3) shares of Common Stock issued or issuable (i) upon exercise or conversion of this Warrant, any securities issued pursuant to the Purchase Agreement or any options, warrants, convertible securities or other securities of the Corporation outstanding as of the Issue Date or (ii) upon conversion of shares of any series of Preferred Stock authorized as of the Issue Date.

         (g) No fractional shares shall be issued upon conversion of this Warrant or any portion thereof, and the number of Warrant Shares issuable as a result of any adjustment provided for in this Section 4.3 shall be rounded to the nearest whole share.

               Section 5. Officer's Certificate as to Adjustments. In each case of any adjustment or readjustment in the number and kind of Warrant Shares (or other Stock or assets), issuable hereunder from time to time, or in the Exercise Price, the Corporation, at its expense, will promptly cause an officer of the Corporation to compute such adjustment or readjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment or readjustment and showing the facts upon which such adjustment or readjustment is based. The Corporation will forthwith send a copy of each such certificate to the Holder in accordance with Section 10.4 below.

               Section 6.  Notices of Record Date, etc.  In the event of

                   (a) any taking by the Corporation of a record of the holders of Stock for the purpose of determining the holders thereof who are entitled to receive any shares of Stock as a dividend or other distribution or pursuant to a stock split, or

                   (b) any reorganization or the Corporation, or any sale or transfer, in a single transaction or a series of related transactions, of all or substantially all the assets of the Corporation to, or the consolidation or merger of the Corporation with or into, any other Person, or

                   (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Corporation, or

                   (d) any sale, in a single transaction or a series of related transactions, of a majority of the Corporation's voting stock (whether newly issued, or from treasury, previously issued and then outstanding, or any combination thereof), then and in each such event the Corporation will mail or cause to be mailed to the Holder a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or stock split, and stating the amount and character of such dividend, distribution or stock split, or (ii) the date on which any such reorganization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of any one or more classes of Stock shall be entitled to exchange their shares of Stock for securities or other property deliverable on such reorganization, transfer, consolidation, merger, dissolution, liquidation or winding-up or (iii) the date on which any such sale of a majority of the Corporation's voting stock is to take place and the material terms thereof, as the case may be. Such notice shall be mailed at least 15 days prior to the date specified in such notice on which any such action is to be taken.

               Section 7.  Exchange of Warrant.  Subject to the provisions of
Section 9 hereof (if and to the extent applicable), this Warrant shall be exchangeable, upon the surrender hereof by the Holder at the principal office of the Corporation, for new warrants of like tenor, each registered in the name of the Holder or in the name of such other Persons as they may direct, subject to Sections 9 and 10.5 (upon payment by the Holder of any applicable transfer taxes). Each of such new warrants shall be exercisable for such number of Warrant Shares as the Holder shall direct, provided that all of such new warrants shall represent, in the aggregate, the right to purchase the same number of Warrant Shares and cash, securities or other property, if any, which may be purchased by the Holder upon exercise of this Warrant at the time of its surrender.

               Section 8. Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Corporation of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Corporation or, in the case of any such mutilation, on surrender and cancellation of this Warrant, the Corporation at its expense will execute and deliver, in lieu thereof, a new warrant of like tenor.

               Section 9. Transfer Provisions, etc. By accepting this Warrant, Holder makes the representations set forth in 9.1, 9.2, 9.3 and 9.4 below and agrees to the restrictions set forth in 9.5, 9.6, 9.7 and 9.8 below, and, by exercising or converting this Warrant in whole or in part, the Holder agrees that Holder will then represent and will be deemed to represent that such representations are true and complete as of the date of such exercise or conversion.

               Section 9.1 Purchase Entirely for Own Account. This Warrant is, and any Warrant Shares received by the Holder upon exercise or conversion of this Warrant will be, acquired for investment for Holder's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Holder has no present intention of selling, granting any participation in, or otherwise distributing any such securities.
 The Holder does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of such securities.

               Section 9.2 Investment Experience. The Holder is an investor in securities of companies in the development stage and acknowledges that the Holder is able to fend for itself, can bear the economic risk of the Holder's investment and has such knowledge and experience in financial or business matters that the Holder is capable of evaluating the merits and risks of the investment in this Warrant and the Warrant Shares.

               Section 9.3 Accredited Investor. The Holder is an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act, as presently in effect.

               Section 9.4 Restricted Securities. The Holder understands that this Warrant and the Warrant Shares are characterized as restricted securities under the federal securities laws and applicable state securities laws inasmuch as such securities are being (or will be) acquired from the Corporation in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act, only in certain limited circumstances.

               Section 9.5 Transfer Restrictions. Without in any way limiting the representations set forth above, the Holder agrees not to make any transfer of all or any portion of this Warrant or the Warrant Shares unless and until (a) such transfer is registered under the Securities Act and all applicable state securities laws, or (ii) Holder shall have notified the Corporation of the proposed transfer and shall have furnished the Corporation with a detailed statement of the circumstances surrounding the proposed transfer, and, if the Corporation requests, Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such transfer will not require registration of such shares under the Securities Act and applicable state securities laws.

               Section 9.6  Legends.

                    (a) Each certificate representing any Warrant Shares issued upon exercise of this Warrant shall bear the legend set forth below, or a legend substantially equivalent thereto:

                    "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR DISPOSED OF UNLESS THEY ARE SO REGISTERED OR UNLESS, IN THE OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION, BOTH AS TO THE IDENTITY OF COUNSEL AND AS TO THE FORM AND SUBSTANCE OF SUCH OPINION, AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE."

                    (b) Each certificate representing any shares of Stock issued from time to time upon exercise of this Warrant shall also bear any legend required under any applicable state securities or blue sky laws.

                    (c) The Corporation may issue appropriate "stop transfer" instructions and may take such other steps as it may deem appropriate to cause the restrictions referred to in this Section 9 to be complied with.

               Section 9.7 Survival. The obligations of the Holder (and/or of any transferee of this Warrant or any Warrant Shares issued from time to time upon exercise of this Warrant) under this Section 9 shall, with respect to any Warrant Shares issued from time to time upon exercise of this Warrant, survive the exercise, expiration or other termination, or transfer, of this Warrant indefinitely.

               Section 9.8 Mechanics of Transfer. Subject to the terms and conditions of this Warrant and subject to compliance with all applicable securities laws, any transfer of all or any portion of this Warrant, or of any interest therein, that is otherwise in compliance with applicable law shall be effected by surrendering this Warrant to the Corporation at its principal office, together with (i) a duly executed form of assignment, in the form attached hereto, (ii) payment of all applicable transfer taxes, if any. In the event of any such transfer of this Warrant, in whole, the Corporation shall issue a new warrant of like tenor to the transferee, representing the right to purchase the same number of Warrant Shares, and cash, securities or other property, if any, which were purchasable by the Holder upon exercise of this Warrant at the time of its transfer. In the event of any such transfer of any portion of this Warrant,
(i) the Corporation shall issue a new warrant of like tenor to the transferee, representing the right to purchase the same number of Warrant Shares, and cash, securities or other property, if any, which were purchasable by the Holder upon exercise of the transferred portion of this Warrant at the time of such transfer, and (ii) the Corporation shall issue a new warrant of like tenor to the Holder, representing the right to purchase the number of Warrant Shares, and cash, securities or other property, if any, purchasable by the Holder upon exercise of the portion of this Warrant not transferred to such transferee. Until this Warrant or any portion thereof is transferred on the books of the Corporation, the Corporation may treat the Holder as the absolute holder of this Warrant and all right, title and interest therein for all purposes, notwithstanding any notice to the contrary. Notwithstanding the foregoing, neither this Warrant nor any rights hereunder may be transferred unless such transfer complies with all applicable securities laws and the provisions of this Section 9.

               Section 10.  General.

               Section 10.1 Authorized Shares; Reservation of Shares for Issuance. At all times while this Warrant is outstanding, the Corporation shall maintain its corporate authority to issue, and shall have authorized and reserved for issuance upon exercise of this Warrant, such number of shares of Common Stock as shall be sufficient to perform its obligations under this Warrant (after giving effect to any and all adjustments to the number and kind of Warrant Shares purchasable upon exercise of this Warrant).

               Section 10.2 No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities, sale or other transfer of any of its assets or properties, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder hereunder against impairment. Without limiting the generality of the foregoing, the Corporation (a) will not increase the par value of any shares of Stock receivable upon the exercise of this Warrant above the amount payable therefor on such exercise, and (b) will take all action that may be necessary or appropriate in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Stock on the exercise of this Warrant.

               Section 10.3 No Rights as Stockholder. The Holder shall not be entitled to vote or to receive dividends or to be deemed the holder of Stock that may at any time be issuable upon exercise of this Warrant for any purpose whatsoever, nor shall anything contained herein be construed to confer upon the Holder any of the rights of a stockholder of the Corporation or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance or reclassification of stock, change of par value or change of stock to no par value, consolidation, merger or conveyance or otherwise), or to receive notice of meetings (except to the extent otherwise provided in this Warrant), or to receive dividends or subscription rights, until the Holder shall have exercised the Warrant and been issued Warrant Shares in accordance with the provisions hereof.

               Section 10.4 Notices. All notices, demands, requests, certificates or other communications under this Warrant shall be in writing and shall be either mailed by first class mail, postage prepaid, in which case such notice, demand, request, certificate or other communication shall be deemed to have been given three business days after the date on which it is first deposited in the mails, or hand delivered or sent by facsimile transmission, by tested or otherwise authenticated telex or cable or by expedited courier for overnight delivery with signature required, in each such case, such notice, demand, request, certificate or other communication being deemed to have been given upon delivery or receipt, as the case may be:

                    (i) if to the Corporation, at 10161 Bubb Road, Cupertino, California 95014 Attention: Chief Financial Officer, or at such other address as the Corporation may have furnished in writing to the Holder; and

                    (ii) if to the Holder, at the Holder's address appearing in the books maintained by the Corporation.

               Section 10.5 Assignment. Notwithstanding anything contained herein to the contrary, this Warrant and all rights hereunder are assignable or transferable (subject to the legend set forth in the heading on the first page hereof), in whole or in part, by the Bank to affiliates of the Bank.

               Section 10.6 Amendment and Waiver. No failure or delay of the Holder in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Holder are cumulative and not exclusive of any rights or remedies which it would otherwise have. The provisions of this Warrant may be amended, modified or waived with (and only with) the written consent of the Corporation and the Holder.

               Section 10.7 Governing Law. This Warrant shall be governed by, and construed and enforced in accordance with, the laws of California.

               Section 10.8 Covenants to Bind Successor and Assigns. All covenants, stipulations, promises and agreements in this Warrant contained by or on behalf of the Corporation shall bind its successors and assigns, whether so expressed or not.

               Section 10.9 Severability. In case any one or more of the provisions contained in this Warrant shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

               Section 10.10 Construction. The definitions of this Warrant shall apply equally to both the singular and the plural forms of the terms defined. Wherever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The section and paragraph headings used herein are for convenience of reference only, are not part of this Warrant and are not to affect the construction of or be taken into consideration in interpreting this Warrant.

               Section 10.11 Remedies. The Holder and the Corporation, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will each be entitled to specific performance of its rights under this Warrant. The Holder and the Corporation each agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate. In any action or proceeding brought to enforce any provision of this Warrant or where any provision hereof is invalidly asserted as a defense, the successful party to such action or proceeding shall be entitled to recover reasonable attorneys' fees in addition to any other available remedy.



                  [rest of page intentionally left blank]

               IN WITNESS WHEREOF, the Corporation has caused this Warrant to be executed in its corporate name by one of its officers thereunto duly authorized, all as of the day and year first above written.

                                             HYBRID NETWORKS, INC.

                                             By:
                                                ---------------------------
                                                Carl S. Ledbetter
                                                Chief Executive Officer

                            FORM OF SUBSCRIPTION


                 (To be executed upon exercise of Warrant)

To:  HYBRID NETWORKS, INC.

               The undersigned hereby irrevocably elects to exercise the right of purchase represented by the attached Warrant for, and to exercise
thereunder,          shares of Common Stock, $.001 par value per share
            --------
("Common Stock"), of Hybrid Networks, Inc., a Delaware corporation, and
tenders herewith payment of $        , representing the aggregate purchase
                             --------
price for such shares based on the price per share provided for in such Warrant. The undersigned hereby confirms that the representations set forth in Section 9 of the Warrant are true and complete with respect to the undersigned as of the date hereof.

               Please issue a certificate or certificates for such shares of Common Stock in the following name or names and denominations and deliver such certificate or certificates to the person or persons listed below at their respective addresses set forth below:





               If said number of shares of Common Stock shall not be all the shares of Common Stock issuable upon exercise of the attached Warrant, a new Warrant is to be issued in the name of the undersigned for the balance remaining of such shares of Common Stock less any fraction of a share of Common Stock paid in cash.

Dated:               , 19
        -------------    --

                                  ------------------------------
                                          (Name of Holder)

                                  By:
                                     ---------------------------

                                  Its:
                                      --------------------------

                                  Address:
                                          ----------------------

                                  NOTE:  The above signature should
                                  correspond exactly with the name on
                                  the face of the attached Warrant.

                               NOTICE OF CONVERSION



To:  Hybrid Networks, Inc.

               (1)  The undersigned hereby elects to convert that portion of
the attached Warrant representing the right to purchase            shares of
                                                        ----------
Common Stock of Hybrid Networks, Inc. into such number of shares of Common Stock of Hybrid Networks, Inc. as is determined pursuant to Section 2.3 of such Warrant, which conversion shall be effected pursuant to the terms of such Warrant.

               (2) The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares, except in compliance with applicable federal and state securities laws. The undersigned hereby confirms that the representations set forth in Section 9 of the Warrant are true and complete with respect to the undersigned as of the date hereof.

               (3) The undersigned accepts such shares subject to the terms relating to registration rights under the Investor Rights Agreement (as defined in the Warrant).

------------------------
(Date)

                                  ------------------------------
                                          (Name of Holder)

                                  By:
                                     ---------------------------

                                  Its:
                                      --------------------------

                                  Address:
                                          ----------------------

                                  ------------------------------

                                  NOTE:  The above signature should
                                  correspond exactly with the name on
                                  the face of the attached Warrant.

                             FORM OF ASSIGNMENT

     For value received,                              hereby sells, assigns
                         ----------------------------
and transfers unto                               (the "Transferee") the
                   -----------------------------
attached Warrant [  % of the attached Warrant], together with all right,
                  --
title and interest therein, and does hereby irrevocably constitute and
appoint                              attorney to transfer said Warrant
        ----------------------------
[said percentage of said Warrant] on the books of Hybrid Networks, Inc., a Delaware corporation, with full power of substitution in the premises.

     The Transferee, by signing below, hereby confirms that the representations set forth in Section 9 of the Warrant are true and complete with respect to the Transferee as of the date hereof, and that the Transferee agrees to be bound by the restrictions of Section 9 of the Warrant.

     If not all of the attached Warrant is to be so transferred, a new Warrant is to be issued in the name of the undersigned for the balance of said Warrant.

Dated:               , 19
        -------------    --
                                  ------------------------------
                                          (Name of Holder)

                                  By:
                                     ---------------------------

                                  Its:
                                      --------------------------

                                  NOTE:  The above signature should
                                  correspond exactly with the name on
                                  the face of the attached Warrant.


Agreed to and Accepted


------------------------------
     Name of Transferee

By:
------------------------------

Its:
------------------------------

Address:
------------------------------

------------------------------

                          SUBORDINATION AGREEMENT


               This Subordination Agreement is made as of October 16, 1997, by and between the undersigned creditor ("Creditor"), and VENTURE BANKING GROUP, a division of Cupertino National Bank ("Bank").

                                  Recitals

               A. Hybrid Networks, Inc. ("Borrower") has requested and/or obtained certain loans or other credit accommodations from Bank to Borrower which are or may be from time to time secured by assets and property of Borrower.

               B. Creditor has extended loans or other credit accommodations to Borrower, and/or may extend loans or other credit accommodations to Borrower from time to time.

               C. In order to induce Bank to extend credit to Borrower and, at any time or from time to time, at Bank's option, to make such further loans, extensions of credit, or other accommodations to or for the account of Borrower, or to purchase or extend credit upon any instrument or writing in respect of which Borrower may be liable in any capacity, or to grant such renewals or extension of any such loan, extension of credit, purchase, or other accommodation as Bank may deem advisable, Creditor is willing to subordinate: (i) all of Borrower's indebtedness and obligations to Creditor, whether presently existing or arising in the future (the "Subordinated Debt") to all of Borrower's indebtedness and obligations to Bank; and (ii) all of Creditor's security interests, if any, to all of Bank's security interests in the Borrower's property.

               NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

               1. Creditor subordinates to Bank any security interest or lien that Creditor may have in any property of Borrower. Notwithstanding the respective dates of attachment or perfection of the security interest of Creditor and the security interest of Bank, the security interest of Bank in the Collateral, as defined in the Loan and Security Agreement, of even date herewith, between Borrower and Bank (the "Loan Agreement"), shall at all times be prior to the security interest of Creditor.

               2. All Subordinated Debt is subordinated in right of payment to all obligations of Borrower to Bank now existing or hereafter arising, together with all costs of collecting such obligations (including attorneys' fees), including, without limitation, all interest accruing after the commencement by or against Borrower of any bankruptcy, reorganization or similar proceeding, and all obligations under the Loan Agreement (the "Senior Debt"), subject to the following Section 3; provided, however, the Subordinated Debt shall only be subordinated to the Senior Debt in an amount up to Five Million Dollars ($5,000,000) of principal, plus costs and interest.

               3. Creditor will not demand or receive from Borrower (and Borrower will not pay to Creditor) all or any part of the Subordinated Debt, by way of payment, prepayment, setoff, lawsuit or otherwise, nor will Creditor exercise any remedy with respect to the Collateral, nor will Creditor commence, or cause to commence, prosecute or participate in any administrative, legal or equitable action against Borrower, for so long as any portion of the Senior Debt remains outstanding. The foregoing notwithstanding, Creditor shall be entitled to receive each regularly scheduled payment of principal and interest in respect of the Subordinated Debt, including any installment payment and/or payment of the entire outstanding principal amount thereof on the maturity date thereof, provided that an Event of Default, as defined in the Loan Agreement, has not occurred and is not continuing and would not exist immediately after such payment. The foregoing notwithstanding, after the occurrence and during the continuation of an event of default under the Subordinated Debt, Creditor shall be entitled to accelerate the Subordinated Debt, and exercise its remedies thereunder, but not earlier than one hundred eighty (180) days after Bank has received written certification from Creditor that (1) an event of default has occurred in respect of the Subordinated Debt, and (2) such event permits an acceleration of the Subordinated Debt; provided, that for one hundred eighty (180) days after the date that Bank notifies Creditor that a default has occurred under the Senior Debt, Creditor shall not be permitted to exercise its remedies on account of the Subordinated Debt and provided, further, that any payment, distribution or other amounts received pursuant to the exercise of such remedies by Creditor shall first be delivered to Bank, in the form received, for application to the Senior Debt, until the Senior Debt has been repaid in full.

               4. Creditor shall promptly deliver to Bank in the form received (except for endorsement or assignment by Creditor where required by Bank) for application to the Senior Debt any payment, distribution, security or proceeds received by Creditor with respect to the Subordinated Debt other than in accordance with this Agreement. The foregoing notwithstanding, after the occurrence and during the continuation of an event of default under the Subordinated Debt, Creditor shall be entitled to accelerate the Subordinated Debt, and exercise its remedies thereunder, but not earlier than one hundred eighty (180) days after Bank has received written certification from Creditor that (1) an event of default has occurred in respect of the Subordinated Debt, and (2) such event permits an acceleration of the Subordinated Debt; provided, that for one hundred eighty (180) days after the date that Bank notifies Creditor that a default has occurred under the Senior Debt, Creditor shall not be permitted to exercise its remedies on account of the Subordinated Debt and provided, further, that any payment, distribution or other amounts received pursuant to the exercise of such remedies by Creditor shall first be delivered to Bank, in the form received, for application to the Senior Debt, until the Senior Debt has been repaid in full.

               5. In the event of Borrower's insolvency, reorganization or any case or proceeding under any bankruptcy or insolvency law or laws relating to the relief of debtors, these provisions shall remain in full force and effect, and Bank's claims against Borrower and the estate of Borrower shall be paid in full before any payment is made to Creditor.

               6. For so long as any of the Senior Debt remains unpaid, Creditor irrevocably appoints Bank as Creditor's attorney-in-fact, and grants to Bank a power of attorney with full power of substitution, in the name of Creditor or in the name of Bank, for the use and benefit of Bank, without notice to Creditor, in any bankruptcy, insolvency or similar proceeding involving Borrower, at Bank's option, to file the appropriate claim or claims in respect of the Subordinated Debt on behalf of Creditor if Creditor does not do so prior to 30 days before the expiration of the time to file claims in such proceeding and if Bank elects, in its sole discretion, to file such claim or claims.

               7. Creditor shall immediately affix a legend to the instruments evidencing the Subordinated Debt stating that the instruments are subject to the terms of this Agreement. Without Bank's prior written consent, amendment of the documents evidencing or relating to the Subordinated Debt shall not directly or indirectly modify the provisions of this Agreement in any manner which might terminate or impair the subordination of the Subordinated Debt or the subordination of the security interest or lien that Creditor may have in any property of Borrower. By way of example, such instruments shall not be amended to (i) increase the rate of interest with respect to the Subordinated Debt, or (ii) accelerate the payment of the principal or interest or any other portion of the Subordinated Debt.

               8. This Agreement shall remain effective for so long as Borrower owes any amounts to Bank under the Loan Agreement or otherwise. If, at any time after payment in full of the Senior Debt any payments of the Senior Debt must be disgorged by Bank for any reason (including, without limitation, the bankruptcy of Borrower), this Agreement and the relative rights and priorities set forth herein shall be reinstated as to all such disgorged payments as though such payments had not been made and Creditor shall immediately pay over to Bank all payments received with respect to the Subordinated Debt to the extent that such payments would have been prohibited hereunder. At any time and from time to time, without notice to Creditor, Bank may take such actions with respect to the Senior Debt as Bank, in its sole discretion, may deem appropriate, including, without limitation, terminating advances to Borrower, increasing the principal amount, extending the time of payment, increasing applicable interest rates, renewing, compromising or otherwise amending the terms of any documents affecting the Senior Debt and any collateral securing the Senior Debt, and enforcing or failing to enforce any rights against Borrower or any other person. No such action or inaction shall impair or otherwise affect Bank's rights hereunder. To the extent permitted by law, Creditor waives the benefits, if any, of Civil Code Sections 2809, 2810, 2819, 2845, 2847, 2848, 2849, 2850, 2899 and 3433.

               9. Provided that the Senior Debt has been indefeasibly finally paid and discharged, Creditor shall be subrogated to the rights of Bank to receive payments or distributions of cash, property or securities payable or distributable on account of the Senior Debt, to the extent of all payments and distributions paid over to or for the benefit of Bank pursuant to this Agreement. In no event, however, shall Creditor have any rights or claims against Bank for any alleged impairment of Creditor's subrogation rights, Creditor acknowledging that any actions taken by Bank with respect to the Senior Debt or the Collateral are authorized and consented to by Creditor. No payments or distributions made to Bank to which Creditor would be entitled except for the subordination provisions of this Agreement, and no payment to Bank by Creditor, as between Borrower, its creditors (other than Bank) and Creditor shall be deemed to discharge any of the Senior Debt.

               10. This Agreement shall bind any successors or assignees of Creditor and shall benefit any successors or assigns of Bank. This Agreement is solely for the benefit of Creditor and Bank and not for the benefit of Borrower or any other party. Creditor further agrees that if Borrower is in the process of refinancing a portion of the Senior Debt with a new lender, and if Bank makes a request of Creditor, Creditor shall agree to enter into a new subordination agreement with the new lender on substantially the terms and conditions of this Agreement.

               11. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

               12. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to conflicts of laws principles. Creditor and Bank submit to the exclusive jurisdiction of the state and federal courts located in Santa Clara County, California. CREDITOR AND BANK WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN.

               13. This Agreement represents the entire agreement with respect to the subject matter hereof, and supersedes all prior negotiations, agreements and commitments. Creditor is not relying on any representations by Bank or Borrower in entering into this Agreement, and Creditor has kept and will continue to keep itself fully apprised of the financial and other condition of Borrower. This Agreement may be amended only by written instrument signed by Creditor and Bank.

               14. In the event of any legal action to enforce the rights of a party under this Agreement, the party prevailing in such action shall be entitled, in addition to such other relief as may be granted, all reasonable costs and expenses, including reasonable attorneys' fees, incurred in such action.

                IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

"Creditor"                              "Bank"

HOLDERS OF CONVERTIBLE SUBORDINATED     VENTURE BANKING GROUP, a division of
NOTES OF HYBRID NETWORKS, INC. DATED    Cupertino National Bank
SEPTEMBER 25, 1997

By:  Tudor BVI Futures, Ltd.
     By:  Tudor Investment Corporation,
          Investment Adviser

          By: /s/ Robert P. Forlenza    By: /s/ Company Officer
              ----------------------        -----------------------
              Robert P. Forlenza
              Vice President            By: -----------------------

By:  Tudor Arbitrage Partners, L.P.
     By:  Tudor Global Trading, Inc.
          General Partner

         By: /s/ Robert P. Forlenza
              ----------------------
                 Robert P. Forlenza
                 Vice President

By:  Raptor Global Fund, Ltd.
     By:  Tudor Investment Corporation,
          Investment Adviser

         By: /s/ Robert P. Forlenza
              ----------------------
                 Robert P. Forlenza
                 Vice President

By:  Raptor Global Fund, L.P.
     By:  Tudor Investment Corporation,
          Investment Adviser

         By: /s/ Robert P. Forlenza
              ----------------------
                 Robert P. Forlenza
                 Vice President

The undersigned approves of the terms of this Agreement.

"Borrower"

HYBRID NETWORKS, INC.


By: /s/ Carl S. Ledbetter
    ----------------------

Title: President and CEO
    ----------------------

                          SUBORDINATION AGREEMENT


               This Subordination Agreement is made as of October 16, 1997, by and between the undersigned creditor ("Creditor"), and VENTURE BANKING GROUP, a division of Cupertino National Bank ("Bank").

                                  Recitals

               A. Hybrid Networks, Inc. ("Borrower") has requested and/or obtained certain loans or other credit accommodations from Bank to Borrower which are or may be from time to time secured by assets and property of Borrower.

               B. Creditor has extended loans or other credit accommodations to Borrower, and/or may extend loans or other credit accommodations to Borrower from time to time.

               C. In order to induce Bank to extend credit to Borrower and, at any time or from time to time, at Bank's option, to make such further loans, extensions of credit, or other accommodations to or for the account of Borrower, or to purchase or extend credit upon any instrument or writing in respect of which Borrower may be liable in any capacity, or to grant such renewals or extension of any such loan, extension of credit, purchase, or other accommodation as Bank may deem advisable, as of October 31, 1997, Creditor is willing to subordinate: (i) all of Borrower's indebtedness and obligations to Creditor, whether presently existing or arising in the future (the "Subordinated Debt") to all of Borrower's indebtedness and obligations to Bank; and (ii) all of Creditor's security interests, if any, to all of Bank's security interests in the Borrower's property.

               NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

               1. Creditor subordinates to Bank any security interest or lien that Creditor may have in any property of Borrower. Notwithstanding the respective dates of attachment or perfection of the security interest of Creditor and the security interest of Bank, the security interest of Bank in the Collateral, as defined in the Loan and Security Agreement, of even date herewith, between Borrower and Bank (the "Loan Agreement"), shall at all times be prior to the security interest of Creditor.

               2. All Subordinated Debt is subordinated in right of payment to all obligations of Borrower to Bank now existing or hereafter arising, together with all costs of collecting such obligations (including attorneys' fees), including, without limitation, all interest accruing after the commencement by or against Borrower of any bankruptcy, reorganization or similar proceeding, and all obligations under the Loan Agreement (the "Senior Debt"), subject to the following Section 3; provided, however, the Subordinated Debt shall be subordinated to the Senior Debt only in an amount up to Five Million Dollars ($5,000,000) of principal, plus costs and interest.

               3. Creditor will not demand or receive from Borrower (and Borrower will not pay to Creditor) all or any part of the Subordinated Debt, by way of payment, prepayment, setoff, lawsuit or otherwise, nor will Creditor exercise any remedy with respect to the Collateral, nor will Creditor commence, or cause to commence, prosecute or participate in any administrative, legal or equitable action against Borrower, for so long as any portion of the Senior Debt remains outstanding. The foregoing notwithstanding, Creditor shall be entitled to receive each regularly scheduled payment of principal and interest that constitutes Subordinated Debt, provided that an Event of Default, as defined in the Loan Agreement, has not occurred and is not continuing and would not exist immediately after such payment. The foregoing notwithstanding, after the occurrence and during the continuation of an event of default under the Subordinated Debt, Creditor shall be entitled to accelerate the Subordinated Debt, and exercise its remedies thereunder, but not earlier than one hundred eighty (180) days after Bank has received written certification from Creditor that (1) an event of default has occurred in respect of the Subordinated Debt, and (2) such event permits an acceleration of the Subordinated Debt; provided, that for one hundred eighty (180) days after the date that Bank notifies Creditor that a default has occurred under the Senior Debt (provided, that only one (1) such one hundred eighty (180) day period shall apply to Creditor within any continuous three hundred sixty
(360) day period unless all defaults in any such one hundred eighty (180) day period are cured before such one hundred eighty (180) day period expires), Creditor shall not be permitted to exercise its remedies on account of the Subordinated Debt and provided, further, that any payment, distribution or other amounts received pursuant to the exercise of such remedies by Creditor shall first be delivered to Bank, in the form received, for application to the Senior Debt, until the Senior Debt has been repaid in full.

               4. Creditor shall promptly deliver to Bank in the form received (except for endorsement or assignment by Creditor where required by Bank) for application to the Senior Debt any payment, distribution, security or proceeds received by Creditor with respect to the Subordinated Debt other than in accordance with this Agreement.

               5. In the event of Borrower's insolvency, reorganization or any case or proceeding under any bankruptcy or insolvency law or laws relating to the relief of debtors, these provisions shall remain in full force and effect, and Bank's claims against Borrower and the estate of Borrower shall be paid in full before any payment is made to Creditor.

               6. Until an Equity Event (as defined in the Loan Agreement) and for so long as any of the Senior Debt remains unpaid, Creditor irrevocably appoints Bank as Creditor's attorney-in-fact, and grants to Bank a power of attorney with full power of substitution, in the name of Creditor or in the name of Bank, for the use and benefit of Bank, without notice to Creditor, to perform at Bank's option the following acts in any bankruptcy, insolvency or similar proceeding involving Borrower:

                    (i) To file the appropriate claim or claims in respect of the Subordinated Debt on behalf of Creditor if Creditor does not do so prior to 30 days before the expiration of the time to file claims in such proceeding and if Bank elects, in its sole discretion, to file such claim or claims; and

                    (ii) To accept or reject any plan of reorganization or arrangement on behalf of Creditor and to otherwise vote Creditor's claims in respect of any Subordinated Debt in any manner that Bank deems appropriate for the enforcement of its rights hereunder.

               7. Creditor shall immediately affix a legend to the instruments evidencing the Subordinated Debt stating that the instruments are subject to the terms of this Agreement. Without Bank's prior written consent, amendment of the documents evidencing or relating to the Subordinated Debt shall not directly or indirectly modify the provisions of this Agreement in any manner which might terminate or impair the subordination of the Subordinated Debt or the subordination of the security interest or lien that Creditor may have in any property of Borrower. By way of example, such instruments shall not be amended to (i) increase the rate of interest with respect to the Subordinated Debt, or (ii) accelerate the payment of the principal or interest or any other portion of the Subordinated Debt.

               8. This Agreement shall remain effective for so long as Borrower owes any amounts to Bank under the Loan Agreement or otherwise. If, at any time after payment in full of the Senior Debt any payments of the Senior Debt must be disgorged by Bank for any reason (including, without limitation, the bankruptcy of Borrower), this Agreement and the relative rights and priorities set forth herein shall be reinstated as to all such disgorged payments as though such payments had not been made and Creditor shall immediately pay over to Bank all payments received with respect to the Subordinated Debt to the extent that such payments would have been prohibited hereunder. At any time and from time to time, without notice to Creditor, Bank may take such actions with respect to the Senior Debt as Bank, in its sole discretion, may deem appropriate, including, without limitation, terminating advances to Borrower, increasing the principal amount, extending the time of payment, increasing applicable interest rates, renewing, compromising or otherwise amending the terms of any documents affecting the Senior Debt and any collateral securing the Senior Debt, and enforcing or failing to enforce any rights against Borrower or any other person. No such action or inaction shall impair or otherwise affect Bank's rights hereunder. To the extent permitted by law, Creditor waives the benefits, if any, of Civil Code Sections 2809, 2810, 2819, 2845, 2847, 2848, 2849, 2850, 2899 and 3433.

               9. This Agreement shall bind any successors or assignees of Creditor and shall benefit any successors or assigns of Bank. This Agreement is solely for the benefit of Creditor and Bank and not for the benefit of Borrower or any other party. Creditor further agrees that if Borrower is in the process of refinancing a portion of the Senior Debt with a new lender, and if Bank makes a request of Creditor, Creditor shall agree to enter into a new subordination agreement with the new lender on substantially the terms and conditions of this Agreement.

               10. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

               11. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to conflicts of laws principles. Creditor and Bank submit to the exclusive jurisdiction of the state and federal courts located in Santa Clara County, California. CREDITOR AND BANK WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN.

               12. This Agreement represents the entire agreement with respect to the subject matter hereof, and supersedes all prior negotiations, agreements and commitments. Creditor is not relying on any representations by Bank or Borrower in entering into this Agreement, and Creditor has kept and will continue to keep itself fully apprised of the financial and other condition of Borrower. This Agreement may be amended only by written instrument signed by Creditor and Bank.

               13. In the event of any legal action to enforce the rights of a party under this Agreement, the party prevailing in such action shall be entitled, in addition to such other relief as may be granted, all reasonable costs and expenses, including reasonable attorneys' fees, incurred in such action.

               14. Creditor's subordination shall be effective as of October 31, 1997.

               IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

"Creditor"                              "Bank"

BG SERVICES LIMITED                     VENTURE BANKING GROUP, a division of
                                        Cupertino National Bank

By: /s/ Company Officer                 By: /s/ Company Officer
    ----------------------                  -----------------------

Title: -------------------              Title: --------------------

The undersigned approves of the terms of this Agreement.

"Borrower"

HYBRID NETWORKS, INC.


By: /s/ Carl S. Ledbetter
    ------------------------

Title: President and CEO
       ---------------------